Exhibit 10.4

EXECUTION VERSION

STOCK PURCHASE AGREEMENT

between

DYNEGY INC.

and

TERAWATT HOLDINGS, LP

dated as of February 24, 2016

i

ii

EXHIBITS

Exhibit A                                             Form of Investor Rights Agreement

Exhibit B                                             Form of Legal Opinions

SCHEDULES

Schedule 1                                     Required Approvals

iii

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT, dated as of February 24, 2016 (this “Agreement”), is entered into by and between Dynegy Inc., a Delaware corporation (“Dynegy”), and Terawatt Holdings, LP, a Delaware limited partnership (“Purchaser” and together with Dynegy, the “Parties”).

WHEREAS, in connection with entering into this Agreement, Atlas Power Finance, LLC, a Delaware limited liability company and indirect subsidiary of Dynegy (the “Delta Purchaser”), entered into the Stock Purchase Agreement, dated as of the date hereof, by and among the Delta JV, GDF Suez Energy North America, Inc. and International Power, S.A. (as the same may be amended or otherwise modified in accordance with its terms from time to time, the “Delta Agreement”);

WHEREAS, in connection with entering into the Delta Agreement, certain Affiliates of Purchaser, Dynegy and Atlas Power, LLC, a Delaware limited liability company and direct parent company of Delta Purchaser (“Delta JV”), have entered into an Interim Sponsors Agreement, dated as of the date hereof (the “Interim Sponsors Agreement”), pursuant to which, among other things, Dynegy and Affiliates of Purchaser will be obligated to invest in Delta JV, subject to the terms and conditions therein;

WHEREAS, at the Closing (as defined below), and subject to the terms and conditions of this Agreement, Dynegy desires to sell and issue to Purchaser, and Purchaser desires to purchase from Dynegy, the Shares (as defined below); and

WHEREAS, at the Closing, the Parties will execute and deliver an Investor Rights Agreement, in substantially the form attached hereto as Exhibit A (the “Investor Rights Agreement”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01                             Definitions. As used in this Agreement, the following terms have the meanings indicated below:

“Action” means any claim, action, suit, arbitration, inquiry, grievance, proceeding, hearing, investigation, or administrative decision-making or rulemaking process.

“Affiliate” means, with respect to a specified Person, any other Person, whether now in existence or hereafter created, directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, “controlling,” “controlled by” and “under common control with”) means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. For the avoidance of doubt, (a) GDF Suez Energy North America, Inc. and its Subsidiaries shall not be deemed to be Affiliates of either Party and (b) Dynegy and Purchaser shall not be deemed to be Affiliates of each other.

“Agreement” has the meaning set forth in the introductory paragraph of this Agreement.

“Beneficially Own” means, with respect to any securities, having “beneficial ownership” of such securities for purposes of Rule 13d-3 or 13d-5 under the Exchange Act as in effect on the date hereof and shall include securities that are beneficially owned, directly or indirectly, by a Counterparty (or any of such Counterparty’s Affiliates) under any Derivatives Contract (without regard to any short or similar position under the same or any other Derivatives Contract) to which such Person or any of such Person’s Affiliates is a Receiving Party; provided, however, that the number of shares of Common Stock that a Person is deemed to be the beneficial owner of, or to beneficially own, in connection with a particular Derivatives Contract shall not exceed the number of Notional Common Shares with respect to such Derivatives Contract; provided, further, that the number of securities beneficially owned by each Counterparty (including its Affiliates) under a Derivatives Contract shall be deemed to include all securities that are beneficially owned, directly or indirectly, by any other Counterparty (or any of such other Counterparty’s Affiliates) under any Derivatives Contract to which such first Counterparty (or any of such first Counterparty’s Affiliates) is a Receiving Party, with this provision being applied to successive Counterparties as appropriate. Similar terms such as “Beneficial Ownership” and “Beneficial Owner” shall have the corresponding meanings.

“Beneficial Owner” or “Beneficial Ownership” shall have the meanings specified in the definition of Beneficially Owns.

“Board” means the Board of Directors of Dynegy or any duly authorized committee thereof.

“Business Day” means any day other than a Saturday, a Sunday or any federal holiday or day on which banking institutions in the State of Texas or New York, New York are authorized or required by Law or other governmental action to close.

“Closing” shall have the meaning specified in Section 2.02.

“Closing Date” shall have the meaning specified in Section 2.02.

“Commercially Reasonable Efforts” shall have the meaning specified in the Delta Agreement.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of Dynegy, par value $0.01 per share.

“Contract” means any contract, agreement, indenture, note, bond, mortgage, deed of trust, loan, instrument, lease, license, commitment or other arrangement, understanding, undertaking, commitment or obligation, whether written or oral.

“Controlled Affiliate” means (a) Energy Capital Partners III, LLC and (b) any Subsidiary of Energy Capital Partners III, LLC.

“Counterparty” shall have the meaning specified in the definition of Derivatives Contract.

“Deductible” shall have the meaning specified in Section 6.05(c)(ii)(1).

“Defaulting Sponsor” shall have the meaning specified in the Interim Sponsors Agreement.

“Delta JV” shall have the meaning specified in the recitals to this Agreement.

“Delta Agreement” shall have the meaning specified in the recitals to this Agreement.

“Delta Closing” shall have the meaning given to the term “Closing” in the Delta Agreement.

“Delta Documents” shall mean (a) the Interim Sponsors Agreement, (b) the “Transaction Agreements” (as such term is defined in the Interim Sponsors Agreement), (c) the Amended and Restated Limited Liability Company Agreement of the Delta JV to be entered into as contemplated by the Interim Sponsors Agreement, (d) the Transaction Documents and (e) any other agreements delivered in connection with the consummation of the transactions contemplated by the foregoing Contracts.

“Delta Purchaser” shall have the meaning specified in the recitals to this Agreement.

“Derivatives Contract” means a contract between two parties (the “Receiving Party” and the “Counterparty”) that is designed to produce economic benefits and risks to the Receiving Party that correspond substantially to the ownership by the Receiving Party of a number of shares of Common Stock specified or referenced in such contract (the number corresponding to such economic benefits and risks, the “Notional Common Shares”), regardless of whether obligations under such contract are required or permitted to be settled through the delivery of cash, Common Stock or other property, without regard to any short position under the same or any other Derivative Contract. For the avoidance of doubt, interests in broad-based index options, broad-based index futures and broad-based publicly traded market baskets of stocks approved for trading by the appropriate federal governmental authority shall not be deemed to be Derivatives Contracts.

“Disclosure” has the meaning set forth in the introductory paragraph of Article III.

“Dynegy” shall have the meaning specified in the introductory paragraph of this Agreement.

“Dynegy Balance Sheet” shall have the meaning specified in Section 3.07.

“Dynegy Financial Statements” shall have the meaning specified in Section 3.07.

“Dynegy Projections” shall have the meaning specified in Section 3.18.

“ECP” shall have the meaning specified in the Interim Sponsors Agreement.

“ECP Equity Commitment Letter” shall have the meaning specified in the Interim Sponsors Agreement.

“Effect” shall have the meaning specified in the definition of Material Adverse Effect.

“Energy Regulatory Laws” means applicable Laws administered by the Federal Energy Regulatory Commission or state energy regulatory commissions.

“Equity Securities” means shares of Common Stock and any other shares of Dynegy’s capital stock (including any options, warrants or other rights to acquire Common Stock or such capital stock or any securities that are convertible into, or exercisable or exchangeable for, or that represent the right to receive Common Stock or such capital stock).

“Excess Proposed Securities” shall have the meaning specified in Section 5.06(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Fundamental Representations” shall have the meaning specified in Section 6.04.

“GAAP” means generally accepted accounting principles and practices in the United States of America as of the period presented.

“Governmental Authority” means any supranational, national, state, municipal, local or foreign government; any instrumentality, subdivision, court, administrative agency or commission or other authority thereof (including a national securities exchange or other self-regulatory body); or any quasi-governmental, arbitration or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority with competent jurisdiction.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Indemnified Purchaser Entities” shall have the meaning specified in Section 6.05(a).

“Indemnifying Party” or “Indemnified Parties” shall have the meanings specified in Section 6.05(d)(i).

“Interim Sponsors Agreement” shall have the meaning specified in the recitals to this Agreement.

“Investor Rights Agreement” shall have the meaning specified in the recitals to this Agreement.

“Law” means any applicable supranational, domestic or foreign federal, state or local order, writ, injunction, judgment, settlement, award, decree, statute, law (including common law), rule or regulation, including any Governmental Order.

“Losses” shall have the meaning specified in Section 6.05(a).

“Material Adverse Effect” means any circumstance, fact, condition, change, development, occurrence, event or effect (each, an “Effect”) that, individually or in the aggregate, is materially adverse to (a) the business, condition (financial or otherwise), assets, liabilities, operations or results of operations of Dynegy and its Subsidiaries, taken as a whole or (b) Dynegy’s ability to perform its obligations, and consummate the transactions contemplated by, the Transaction Documents, except for any Effect resulting from: (i) changes in the economy or the financial, securities or currency markets in the United States or elsewhere in the world (including changes in prevailing foreign exchange rates or interest rates), (ii) changes generally affecting the industries in which Dynegy and its Subsidiaries operate, (iii) generally applicable changes in Law or in GAAP, accounting standards or interpretations thereof, in each case, after the date hereof, (iv) weather-related or other force majeure events or outbreaks or escalations of hostilities or acts of war or terrorism, (v) the announcement or the existence of this Agreement or the transactions contemplated hereby, (vi)  changes (in and of themselves) in the share price or trading volume of the Common Stock (but not the underlying cause thereof), (vii) the failure (in and of itself) of Dynegy to meet projections or forecasts (but not the underlying causes thereof) or (viii) any requirements imposed by any Governmental Authority as a condition to obtaining any consent, approval or authorization from such Governmental Authority of the transactions contemplated by the Transaction Documents or the Delta Documents, except, with respect to clauses (i)—(iv), to the extent that any such Effect has a disproportionate impact on the business of Dynegy and its Subsidiaries relative to other businesses in the industries in which Dynegy and its Subsidiaries operate (in which case, only the incremental disproportionate impact may be taken into account in determining whether there has been a Material Adverse Effect, to the extent such Effect is not otherwise excluded from being taken into account by clauses (i)—(viii) of this definition).

“Notional Common Shares” shall have the meaning specified in the definition of Derivatives Contract.

“NYSE” means the New York Stock Exchange.

“Organizational Documents” means, with respect to a particular Person (other than a natural person), the certificate or articles of incorporation, certificate or articles of organization, certificate of formation, bylaws, limited liability company agreement, limited partnership agreement, operating agreement or similar organizational document or agreement, as applicable, of such Person.

“Parties” shall have the meaning specified in the introductory paragraph of this Agreement.

“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization, Governmental Authority or any agency, instrumentality or political subdivision thereof or any other form of entity.

“Preferred Stock” shall have the meaning specified in Section 3.06(a).

“Proposed Covered Issuance” shall have the meaning specified in Section 5.06(a).

“Proposed Securities” shall have the meaning specified in Section 5.06(a).

“Purchase Price” means $150,000,000, which shall equal $10.94 per share of Common Stock.

“Purchaser” shall have the meaning specified in the introductory paragraph of this Agreement.

“Receiving Party” shall have the meaning specified in the definition of Derivatives Contract.

“Representatives” means, with respect to a specified Person, the officers, directors, managers, employees, agents, counsel, accountants, investment bankers, and other representatives of such Person.

“Required Approvals” means the required consents and approvals by Governmental Authorities to the transactions contemplated by the Transaction Documents, as set forth on Schedule 1.

“ROFR Consideration Period” shall have the meaning specified in Section 5.06(a).

“ROFR Election Notice” shall have the meaning specified in Section 5.06(a).

“ROFR Negotiation Period” shall have the meaning specified in Section 5.06(c).

“ROFR Notice” shall have the meaning specified in Section 5.06(a).

“ROFR Shareholder Approval” shall have the meaning specified in Section 5.06(b).

“ROFR Shareholder Approval Notice” shall have the meaning specified in Section 5.06(b).

“Rule 144 Representation Letter” shall have the meaning specified in Section 6.10(a).

“SEC Disclosure” shall mean the disclosure included in the SEC Reports, but excluding any risk factor disclosure, forward-looking statements or other disclosures or statements that are similarly non-specific and are predictive and forward-looking in nature contained in any such SEC Report under the heading “Risk Factors” or “Cautionary Note Regarding Forward-Looking Statements” or any other heading and excluding any information set forth in any exhibit thereto.

“SEC Reports” shall have the meaning specified in Section 3.09.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Shares” means 13,711,152 shares of Common Stock.

“Stockholder” means a holder of shares of Common Stock.

“Subsidiary” or “Subsidiaries” means, with respect to any Person, any corporation, partnership, joint venture, limited liability company or other entity (a) of which such Person or a subsidiary of such Person is a general partner or manager or (b) of which a majority of the voting securities or other voting interests, or a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or Persons performing similar functions with respect to such entity, are directly or indirectly owned by such Person and/or one or more subsidiaries thereof.

“Tax Returns” means any return, declaration, report, election, claim for refund or information return or other statement or form relating to Taxes, filed or required to be filed with any taxing authority, including any schedule or attachment thereto or any amendment thereof.

“Taxes” means any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any taxing authority, including taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, intangible property, excise, sales, use, capital stock, accumulation of earnings, payroll, employment, social security, workers’ compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs’ duties, tariffs, and similar charges.

“Trade Compliance Laws” means (a) applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970 or the Laws administered or promulgated by, or Actions of, the United States Office of Foreign Asset Controls, or similar Laws of any jurisdiction, (b) applicable anti-bribery and anti-corruption Laws, including the Foreign Corrupt Practices Act of 1977 and (c) applicable sanctions rules and regulations administered or enforced by the Office of Foreign Asset Control of the U.S. Treasury Department, U.S. Department of State, or the Bureau of Industry and Security of the U.S. Department of Commerce.

“Transaction Documents” means, collectively, this Agreement and the Investor Rights Agreement.

Section 1.02                             Interpretation.

(a)                       Each of the Parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any member by virtue of authorship of any of the provisions of this Agreement.

(b)                       Any reference in this Agreement to $ means U.S. dollars.

(c)                        Any reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa.

(d)                       The division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement. All references in this Agreement to any “Article” or “Section” are to the corresponding Article or Section of this Agreement unless otherwise specified.  The Exhibits and Schedules to this Agreement are hereby incorporated and made a part hereto.

(e)                        The words such as “herein,” “hereinafter,” “hereof” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.

(f)                         The word “including” or any variation thereof means “including, without limitation” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it.

(g)                        When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day. All references to days in this Agreement are to calendar days unless the term “Business Day” is specifically used.

(h)                       The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.”

(i)                           Any Contract or Law defined or referred to herein means such Contract or Law as from time to time amended, modified or supplemented, unless otherwise specifically indicated.

(j)                          References to a Person are also to its successors and permitted assigns.

(k)                       Any reference to “transactions contemplated by the Transaction Documents” or “transactions contemplated by this Agreement” excludes any of the transactions to be effected pursuant to the Delta Agreement.

ARTICLE II

AGREEMENT TO SELL AND PURCHASE

Section 2.01                             Sale and Purchase. Subject to the terms and conditions of this Agreement, at the Closing: (a) Dynegy hereby agrees to issue and sell to Purchaser, and Purchaser hereby agrees to purchase from Dynegy, the Shares; and (b) as consideration for the issuance and sale of the Shares to Purchaser, Purchaser hereby agrees to pay Dynegy the Purchase Price.

Section 2.02                             Closing. Subject to the terms and conditions of this Agreement, the consummation of the purchase and sale of the Shares hereunder (the “Closing”) shall, unless otherwise agreed to in writing by the Parties, take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 1000 Louisiana Street, Suite 6800, Houston, TX 77002, on the later of (i) the date of the Delta Closing or (ii) the Business Day following the date that each of the conditions set forth in Sections 2.03, 2.04 and 2.05 shall have been satisfied or, if permissible, waived (other than any conditions (including the condition set forth in Section 2.03(d)) that by their nature are to be satisfied at the Closing (but subject to the satisfaction or waiver of those conditions)). The date on which the Closing occurs is referred to herein as the “Closing Date.”  The Parties agree that the Closing may occur via delivery of facsimiles or photocopies (via actual delivery or electronically via electronic mail) of the Transaction Documents and the closing deliverables contemplated by the Transaction Documents. Unless otherwise provided herein, all proceedings to be taken and all documents to be executed and delivered by all Parties at the Closing will be deemed to have been taken and executed simultaneously, and no proceedings will be deemed to have been taken nor documents executed or delivered until all have been taken.

Section 2.03                             Mutual Conditions to Each Party’s Obligations. The respective obligations of each Party to consummate the purchase and issuance and sale of the Shares shall be subject to the satisfaction or waiver by each Party (on behalf of itself in writing, in whole or in part, to the extent permitted by applicable Law) on or prior to the Closing Date of each of the following conditions:

(a)                       no Law shall have been enacted or promulgated, and no action shall have been taken, by any Governmental Authority of competent jurisdiction that temporarily, preliminarily or permanently restrains, precludes, enjoins or otherwise prohibits the consummation of the transactions contemplated by the Transaction Documents or makes the transactions contemplated by the Transaction Documents illegal, and no Action is pending that seeks a Governmental Order to such effect;

(b)                       any applicable waiting period under the HSR Act relating to the transactions contemplated by this Agreement shall have expired or been terminated;

(c)                        the Required Approvals shall have been obtained; and

(d)                       each of the conditions to the obligations of the parties to the Delta Agreement to consummate the Delta Closing shall have been satisfied or waived by the party or parties entitled to the benefit thereto (other than those conditions that by their nature are to be satisfied concurrently at the Delta Closing) such that the Delta Closing shall have occurred or shall occur concurrently with the Closing.

Section 2.04                             Conditions to Purchaser’s Obligations. The obligation of Purchaser to consummate the purchase of the Shares shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by Purchaser on behalf of itself in writing, in whole or in part, to the extent permitted by applicable Law):

(a)                       Dynegy shall have performed and complied in all material respects with the covenants and agreements contained in this Agreement that are required to be performed and complied with by Dynegy on or prior to the Closing;

(b)                       each of the Fundamental Representations, disregarding all qualifications and exceptions contained therein regarding “materiality” shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date);

(c)                        each of the representations and warranties of Dynegy contained in Article III (other than the Fundamental Representations), disregarding all qualifications and exceptions contained therein regarding “materiality” or a “Material Adverse Effect,” shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where such failure to be true and correct would not constitute a Material Adverse Effect;

(d)                       the Shares shall have been approved for listing on the NYSE, subject only to official notice of issuance;

(e)                        the Common Stock shall not have been suspended by the Commission or the NYSE from trading on the NYSE or otherwise delisted from the NYSE nor shall any such suspension or delisting have been threatened in writing by the Commission or NYSE;

(f)                         the Board shall have taken all actions necessary and appropriate to permit the Initial Appointment (as defined Investor Rights Agreement) following the Closing as contemplated in the Investor Rights Agreement;

(g)                        since the date hereof, no event or events shall have occurred and be continuing which would constitute a Material Adverse Effect;

(h)                       Dynegy shall not be a Defaulting Sponsor pursuant to the terms and conditions of the Interim Sponsors Agreement; and

(i)                           Dynegy shall have executed and delivered the closing deliverables described in Section 2.06.

Section 2.05                             Conditions to Dynegy’s Obligations. The obligation of Dynegy to consummate the sale of the Shares to Purchaser shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by Dynegy in writing, in whole or in part, to the extent permitted by applicable Law):

(a)                       Purchaser shall have performed and complied in all material respects with the covenants and agreements contained in this Agreement that are required to be performed and complied with by Purchaser on or prior to the Closing;

(b)                       (i) each of the representations and warranties of Purchaser contained in Section 4.07 shall be true and correct in all respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date, and (ii) each of the other representations and warranties in Article IV shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date, except in the case of clause (ii) where such failure to be true and correct would not, individually or in the aggregate, have a material adverse effect on Purchaser’s ability to perform its material obligations hereunder or to consummate the transactions contemplated hereby;

(c)                        ECP shall not be a Defaulting Sponsor pursuant to the terms and conditions of the Interim Sponsors Agreement; and

(d)                       Purchaser shall have executed and delivered the closing deliverables described in Section 2.07.

Section 2.06                             Dynegy Closing Deliverables. Subject to the terms and conditions of this Agreement, at the Closing, Dynegy shall deliver (or cause to be delivered) the following:

(a)                       the Shares, which shall be in book entry form, registered in the name of Purchaser, free and clear of all liens other than transfer restrictions set forth in the Investor Rights Agreement and applicable federal and state securities Laws;

(b)                       a certificate of the Secretary or Assistant Secretary of Dynegy, dated as of the Closing Date, certifying as to and attaching: (i) the Bylaws of Dynegy, and (ii) the resolutions of the Board authorizing the Transaction Documents and the transactions contemplated by the Transaction Documents, including the issuance of the Shares;

(c)                        a copy of the Certificate of Incorporation of Dynegy, certified by the Secretary of State of the State of Delaware and dated as of a recent date;

(d)                       a certificate, dated as of a recent date, from the Secretary of State of the State of Delaware evidencing that Dynegy is in good standing in such jurisdiction;

(e)                        a certificate, dated the Closing Date and signed by the Chief Executive Officer or the Chief Financial Officer of Dynegy, in his or her capacity as such, stating that the conditions set forth in Sections 2.04(a), Section 2.04(b) and Section 2.04(c) have been satisfied;

(f)                         the Investor Rights Agreement, which shall have been duly executed by Dynegy;

(g)                        a written legal opinion from Skadden, Arps, Slate, Meagher & Flom LLP or another nationally recognized law firm reasonably acceptable to Purchaser addressed to Purchaser dated as of the date of the Closing, in form and substance customary for private securities offerings and reasonably acceptable to Purchaser and covering those opinions set forth on Exhibit B; and

(h)                       all other documents, instruments and writings required to be delivered by Dynegy at the Closing under the Transaction Documents.

Section 2.07                             Purchaser Closing Deliverables. Subject to the terms and conditions of this Agreement, at the Closing, Purchaser shall deliver (or cause to be delivered) the following:

(a)                       the Purchase Price, in immediately available U.S. funds via wire transfer to an account designated by Dynegy;

(b)                       the Investor Rights Agreement, which shall have been duly executed by Purchaser;

(c)                        a certificate, dated the Closing Date and signed by a duly authorized signatory of Purchaser stating that conditions set forth in Sections 2.05(a) and 2.05(b) have been satisfied; and

(d)                       all other documents, instruments and writings required to be delivered by Purchaser at the Closing under the Transaction Documents.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF DYNEGY

Except as otherwise disclosed in any SEC Disclosure contained in the SEC Reports prior to the date hereof, and except as otherwise disclosed to Purchaser (the “Disclosure”), Dynegy represents and warrants to Purchaser as follows:

Section 3.01                             Organization and Existence.

(a)                       Dynegy is a corporation duly organized, validly existing and in good standing in its jurisdiction of organization and has all requisite power and authority to own, lease and operate its properties, and to conduct the businesses currently and customarily carried on by it. Dynegy is duly qualified or licensed to do business and is in good standing in each other jurisdiction where such qualification or licensing is necessary, except in those jurisdictions where the failure to be so qualified or licensed or in good standing would not have a Material Adverse Effect.

(b)                       Each of Dynegy’s Subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing in its jurisdiction of organization, has all requisite power and authority to own, lease and operate its properties, and to conduct its business currently and customarily carried on by it and is duly qualified to transact business and is in good standing in each other jurisdiction in which such qualification is necessary, except where the failure to be so qualified or to be in good standing would not have a Material Adverse Effect.

Section 3.02                             Authorization. Dynegy has all requisite power and authority required to enter into the Transaction Documents and consummate the transactions contemplated by the Transaction Documents. The execution, delivery and performance by Dynegy of the Transaction Documents and the consummation by Dynegy of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate action on the part of Dynegy. This Agreement has been duly executed and delivered by Dynegy. The Transaction Documents constitute, or will constitute when executed, as applicable (assuming the due execution and delivery by each of the other parties hereto and thereto), a valid and legally binding obligation of Dynegy, enforceable against Dynegy in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

Section 3.03                             Consents. Except for (a) compliance with and filings under the HSR Act, (b) the Required Approvals and the approvals required by the Commission in connection with any registration statement filed under the Investor Rights Agreement, and (c) any approvals of Governmental Authorities required in connection with the Delta Documents, no consent or approval of, or filing with, notice to or waiver from any Governmental Authority which has not been obtained or made by Dynegy is required to be obtained or made by Dynegy in connection with the execution and delivery of the Transaction Documents and the consummation by Dynegy of the transactions contemplated by the Transaction Documents, other than any such consents, approvals or filings the failure of which to obtain or make would not have a Material Adverse Effect. Except as specifically contemplated by the Transaction Documents, no consent or approval of the Stockholders is required with respect to the issuance of the Shares to Purchaser or the performance by Dynegy of its obligations under the Transaction Documents.

Section 3.04                             Noncontravention. The execution, delivery and performance of the Transaction Documents by Dynegy does not or will not, as applicable, and, subject to any applicable waiting period under the HSR Act relating to the transactions contemplated by this Agreement having expired or been terminated and the receipt of the Required Approvals, the consummation by Dynegy of the transactions contemplated by the Transaction Documents will not contravene or violate any provision of (a) the Organizational Documents of Dynegy or any of its Subsidiaries, (b) any Contract to which Dynegy or any of its Subsidiaries is a party or by which Dynegy or any of its Subsidiaries is bound, or result in the termination or acceleration of any material obligation thereunder or the loss of a material benefit thereunder, or entitle any party to accelerate any obligation or indebtedness thereunder, or constitute (with due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) thereunder, or (c) any Law to which Dynegy or any of its Subsidiaries is subject or by which any property or asset of Dynegy or any of its Subsidiaries is bound or affected or result in the creation of any liens upon any property or assets of Dynegy or any of its Subsidiaries except, in the case of clauses (b) and (c), as would not have a Material Adverse Effect.

Section 3.05                             Shares. The Shares are duly authorized for issuance and sale to Purchaser and, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable, will be issued in compliance with Law, will be issued and approved for listing on the NYSE, and will not be issued in breach or violation of any preemptive rights or Contract. Subject to the accuracy of the representations made by Purchaser in Article IV hereof, the Shares will be issued to Purchaser in compliance with applicable exemptions from (a) the registration and prospectus delivery requirements of the Securities Act and (b) the registration and qualification requirements of applicable securities Laws of the states of the United States.

Section 3.06                             Capitalization.

(a)                       The authorized capital stock of Dynegy consists of 420,000,000 shares of Common Stock and 20,000,000 shares of preferred stock, par value $0.01. Of such authorized capital stock, as of December 31, 2015, (i) 117,703,122 shares of Common Stock were issued and outstanding, (ii) 10,525,355 shares of Common Stock were held in treasury, (iii) 1,832,227 shares of Common Stock were reserved for issuance in respect of outstanding options to acquire Common Stock, (iv) 15,600,000 shares of Common Stock were reserved for issuance in respect of outstanding warrants to acquire Common Stock, (v) 1,989,607 shares of Common Stock were reserved for issuance in respect of settlement of any outstanding awards of restricted stock units or performance stock units with respect to shares of Common Stock, and (vi) 4,000,000 shares of 5.375% Series A Mandatory Preferred Stock (the “Preferred Stock”) were issued or outstanding. All outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable, and free of pre-emptive rights.

(b)                       Except as set forth in Section 3.06(a), as of the date hereof, there are no outstanding subscriptions, options, warrants, calls, convertible securities or other similar rights, agreements or commitments relating to the issuance of capital stock to which Dynegy or any of its Subsidiaries is a party obligating Dynegy to (i) issue, transfer or sell any shares of capital stock or other equity interests of Dynegy or securities convertible into or exchangeable for such shares or equity interests, (ii) grant, extend or enter into any such subscription, option, warrant, call, convertible securities or other similar right, agreement or arrangement, or (iii) redeem or otherwise acquire any such shares of capital stock or other equity interests.

(c)                        Except as set forth in Section 3.06(a), as of the date hereof, Dynegy has no outstanding bonds, debentures, notes or other obligations, the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the Stockholders on any matter.

(d)                       Except as set forth in Section 3.06(a), as of the date hereof, (i) there are no voting trusts or other agreements or understandings to which Dynegy is a party with respect to the voting of the capital stock or other equity interest of Dynegy and (ii) except as set forth in the Transaction Documents, Dynegy has not granted to any Person the right to require Dynegy to register Common Stock.

Section 3.07                             Financial Statements.

(a)                       Dynegy has delivered to Purchaser (i) the unaudited consolidated balance sheet, together with related consolidated statement of operations, cash flow and changes in stockholders equity, for Dynegy as of and for the nine (9) months ended September 30, 2015 (such balance sheet, the “Dynegy Balance Sheet”), and (ii) the audited consolidated balance sheets, together with related consolidated statements of income, cash flow and changes in stockholders equity, for Dynegy as of and for the year ended December 31, 2014. The consolidated balance sheets, and the related consolidated statements of income, operations, cash flows and changes in stockholders equity included or incorporated in the SEC Reports (collectively, the “Dynegy Financial Statements”) have been prepared in accordance with GAAP consistently applied (other than, with respect to the unaudited Dynegy Financial Statements, normal recurring year-end adjustments and the absence of footnotes) and from (and in accordance with) the books and records of Dynegy and its consolidated subsidiaries on a consistent basis and fairly present, in all material respects, the consolidated financial position and consolidated results of operations, income, cash flow and changes in stockholders equity of Dynegy and its consolidated subsidiaries as of the date thereof or for the period set forth therein all in accordance with GAAP.

(b)                       Dynegy has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15 or Rule 15d-15 of the Exchange Act). Dynegy has disclosed, based on its most recent evaluation prior to the date hereof, to Dynegy’s outside auditors and the audit committee of the Board (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) that are reasonably likely to adversely affect Dynegy’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Dynegy’s internal controls over financial reporting.

Section 3.08                             No Undisclosed Liabilities. As of the date hereof, none of Dynegy or any of its Subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) that would be required to be reflected on a consolidated balance sheet prepared in accordance with GAAP consistently applied and which (a) are not reflected or reserved against in the Dynegy Balance Sheet or incurred in the ordinary course of business since the date of the Dynegy Balance Sheet, (b) are not incurred pursuant to the transactions contemplated by this Agreement or the Delta Documents, or (c) are not, individually or in the aggregate, material to the business or operations of Dynegy.

Section 3.09                             Dynegy Filings. Dynegy has filed all reports and other documents required to be filed by Dynegy under the Exchange Act since January 1, 2014 (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein being collectively referred to herein as the “SEC Reports”) on a timely basis. The SEC Reports comply in all material respects with the requirements of the Exchange Act and none of the SEC Reports, when filed (or if amended or superseded by a filing or amendment prior to the date of this Agreement, then at the time of such filing or amendment), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Dynegy Financial Statements included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing (or if amended or superseded by a filing or amendment prior to the date of this Agreement, then at the time of such filing or amendment). Since January 1, 2014 to the date hereof, Dynegy has filed all material reports, registrations and statements, together with any required amendments thereto, that were required to be filed to the Commission, except where the failure to file any such report, registration or statement would not have a Material Adverse Effect.

Section 3.10          No Material Adverse Change in Business. Since December 31, 2014 to the date hereof:

(a)        Dynegy and its Subsidiaries have conducted their respective businesses in all material respects in the ordinary course of business (except for any actions taken in connection with the Delta Documents); and

(b)        there has not occurred a Material Adverse Effect.

Section 3.11          Taxes.

(a)        Except as would not have a Material Adverse Effect:  (i) all Tax Returns required to be filed by Dynegy and each of its Subsidiaries in any jurisdiction have been timely filed, other than those filings being contested in good faith; (ii) all Taxes due pursuant to such Tax Returns or pursuant to any assessment received by Dynegy or any of its Subsidiaries have been paid, other than those being contested in good faith and for which adequate reserves in accordance with GAAP have been provided; and (iii) all such Tax Returns are true, correct and complete in all respects.

(b)        Except as would not have a Material Adverse Effect:  (i) there are no disputes pending, or claims asserted, for Taxes or assessments upon Dynegy or any of its Subsidiaries for which Dynegy does not have reserves that are adequate under GAAP; (ii) neither Dynegy nor any of its Subsidiaries is (A) a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than (1) such an agreement or arrangement exclusively between or among Dynegy and its Subsidiaries or (2) customary Tax identification or other arrangements contained in credit or other commercial agreements the primary purposes of which does not relate to Taxes) or (B) has any liability for the Taxes of any Person (other than Dynegy or any of its Subsidiaries) under Treasury Regulation Section 1.1502 6 (or any similar provision of state, local or foreign Law); and (iii) neither Dynegy nor any of its Subsidiaries has participated in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

(c)        To the knowledge of Dynegy, Dynegy currently is not a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Internal Revenue Code of 1986, as amended.

(d)        Within the past two years, none of Dynegy or any of its Subsidiaries has been a “distributing corporation” or a “controlled corporation” in a distribution intended to qualify under Section 355(a) of the Code.

Section 3.12          Absence of Proceedings. As of the date hereof, there is no Action before or brought by any Governmental Authority, now pending or, to the knowledge of Dynegy, threatened against or affecting Dynegy or any of its Subsidiaries, which would have a Material Adverse Effect or that relates to or challenges the validity or propriety of any of the Transaction Documents or the transactions contemplated thereby.

Section 3.13          Compliance with Laws. Dynegy and its Subsidiaries are, and since January 1, 2014 have been, in compliance with, and conduct their businesses in conformity with, all applicable Laws, except, in each case, as would not have a Material Adverse Effect.

Section 3.14          Energy Regulatory Laws. The business of Dynegy and its Subsidiaries is, and since January 1, 2014 has been, conducted in compliance with all Energy Regulatory Laws and no Action by or before any court or Governmental Authority involving Dynegy or its Subsidiaries with respect to the Energy Regulatory Laws is pending or, to the knowledge of Dynegy, threatened, except, in each case, as would not have a Material Adverse Effect.

Section 3.15          Trade Compliance Laws. The business of Dynegy and its Subsidiaries is, and since January 1, 2014 has been, conducted in compliance with all Trade Compliance Laws and no Action by or before any court or Governmental Authority involving Dynegy or its Subsidiaries with respect to the Trade Compliance Laws is pending or, to the knowledge of Dynegy, threatened, except, in each case, as would not have a Material Adverse Effect.

Section 3.16          Investment Company Act. Dynegy is not required, and upon the issuance and sale of the Shares as herein contemplated and the application of the net proceeds therefrom to the capital or any other accounts of Dynegy will not be required, to register as an “investment company” under the Investment Company Act of 1940.

Section 3.17          No Broker’s Fees. Neither Dynegy nor any of its Subsidiaries is a party to any Contract or understanding with any Person that would give rise to a valid claim against Purchaser or its Affiliates for a brokerage commission, finder’s fee or like payment in connection with the transaction contemplated by the Transaction Documents.

Section 3.18          Exclusive Representations and Warranties. Except for the representations and warranties expressly set forth in this Article III (as modified by any Disclosure) or for any other representations and warranties expressly set forth in any Delta Document, Dynegy hereby expressly disclaims and negates (a) any other express or implied representation or warranty whatsoever (whether at law (including at common law or by statute) or in equity), including with respect to (i) Dynegy or any of Dynegy’s businesses, assets, employees, permits, liabilities, operations, prospects or condition (financial or otherwise) or (ii) any opinion, projection, forecast, statement, budget, estimate, advice or other information (including information with respect to filings with and consents of any Governmental Authority or information with respect to the future revenues, results or operations (or any component thereof), cash flows, financial condition (or any component thereof) or the future business and operations of Dynegy, as well as any other business plan and cost-related plan information of Dynegy), made, communicated or furnished (orally or in writing), or to be made, communicated or furnished (orally or in writing), to Purchaser, its Affiliates or its Representatives, in each case, whether made by Dynegy or any of its Affiliates, Representatives or any other Person (this clause (ii), collectively, “Dynegy Projections”) and (b) all liability and responsibility for any such other representation or warranty or any such Dynegy Projection.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants to Dynegy as follows:

Section 4.01          Organization and Existence. Purchaser is a limited partnership duly organized, validly existing and in good standing in its jurisdiction of organization. Purchaser is duly qualified or licensed to do business and is in good standing in each other jurisdiction where the actions required to be performed by it hereunder makes such qualification or licensing necessary, except in those jurisdictions where the failure to be so qualified or licensed or in good standing would not have a material adverse effect on Purchaser’s ability to perform its material obligations hereunder or to consummate the transactions contemplated hereby.

Section 4.02          Authorization. Purchaser has all requisite power and authority required to enter into the Transaction Documents and consummate the transactions contemplated by the Transaction Documents. The execution, delivery and performance by Purchaser of the Transaction Documents and the consummation by Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary limited partnership action on the part of Purchaser, and no other entity or governing body proceedings or approvals on the part of Purchaser or any direct or indirect equity holders, managers or partners are necessary to authorize the execution, delivery, and performance by Purchaser of the Transaction Documents and the consummation by Purchaser of the transactions contemplated by the Transaction Documents. This Agreement has been duly executed and delivered by Purchaser. The Transaction Documents constitute, or will constitute when executed, as applicable (assuming the due execution and delivery by each of the other parties hereto and thereto), a valid and legally binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

Section 4.03          Consents. Except for (a) compliance with and filings under the HSR Act, (b) the Required Approvals and the approvals required by the Commission in connection with any registration statement filed under the Investor Rights Agreement, (c) the filings required by the Commission in connection with the acquisition of the Shares pursuant to Section 13 and Section 16 of the Exchange Act and (d) any approvals of Governmental Authorities required in connection with the Delta Documents, no consent or approval of, or filing with, notice to or waiver from any Governmental Authority which has not been obtained or made by Purchaser is required to be obtained or made by Purchaser or its Affiliates in connection with the execution and delivery of the Transaction Documents and the consummation by Purchaser of the transactions contemplated by the Transaction Documents, other than any such consents, approvals or filings the failure of which to obtain or make would not have material adverse effect on Purchaser’s ability to perform its material obligations hereunder or to consummate the transactions contemplated hereby.

Section 4.04          Noncontravention. The execution, delivery and performance of the Transaction Documents by Purchaser does not or will not, as applicable, and, subject to any applicable waiting period under the HSR Act relating to the transactions contemplated by this Agreement having expired or been terminated and the Required Approvals, the consummation by Purchaser of the transactions contemplated by the Transaction Documents will not contravene or violate any provision of (a) the Organizational Documents of Purchaser, (b) any Contract to which Purchaser is a party or by which Purchaser is bound, or result in the termination or acceleration of any material obligation thereunder or the loss of a material benefit thereunder, or entitle any party to accelerate any obligation or indebtedness thereunder, or constitute (with due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) thereunder, or (c) any Law to which Purchaser is subject or by which any property or asset of Purchaser is bound or affected or result in the creation of any liens upon any property or assets of Purchaser except, in the case of clauses (b) and (c), as would not, individually or in the aggregate, have a material adverse effect on Purchaser’s ability to perform its material obligations hereunder or to consummate the transactions contemplated hereby.

Section 4.05          Certain Fees.  No fees or commissions are or will be payable by Purchaser to brokers, finders or investment bankers with respect to the purchase of the Shares or the consummation of the transactions contemplated by this Agreement, except for such fees and commissions that will be paid by Purchaser.

Section 4.06          Unregistered Securities.

(a)        Accredited Investor Status; Sophisticated Purchaser. Purchaser is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act and is able to bear the risk of its investment in the Shares for an indefinite period. Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of the Shares. Purchaser is able to bear the economic risk of an investment in the Shares and is able to afford a complete loss of such investment.

(b)        Information. Purchaser or its Representatives have been furnished with materials relating to the business, finances and operations of Dynegy and relating to the offer and sale of the Shares that have been requested by Purchaser. Purchaser or its Representatives have been afforded the opportunity to ask questions of Dynegy or its Representatives and receive answers concerning the terms and conditions of the offering and to obtain any additional information which Dynegy possesses or can acquire without unreasonable effort or expense. Purchaser understands and acknowledges that its purchase of the Shares involves a high degree of risk and uncertainty. Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its investment in the Shares.

(c)        Purchaser Representation. Purchaser is purchasing the Shares for its own account and not with a view to distribution in violation of any securities Laws. Purchaser has been advised and understands and acknowledges that the Shares have not been registered under the Securities Act or under the “blue sky” Laws of any jurisdiction and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by Law and, subject to the Investor Rights Agreement, Dynegy is not required to register the Shares. Purchaser will not sell, transfer or otherwise dispose of the Shares or any interest therein except in a transaction registered pursuant to the provisions of the Securities Act or in a transaction exempt from or not subject to the registration requirements of the Securities Act.  Purchaser has been advised of and is aware of the provisions of Rule 144 promulgated under the Securities Act.  The purchase of the Shares by Purchaser has not been solicited by or through anyone other than Dynegy.

(d)        Legends. Purchaser understands and acknowledges that, until such time as the Shares have been registered pursuant to the provisions of the Securities Act, or the Shares are eligible for resale pursuant to Rule 144 promulgated under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Shares will bear the following restrictive legend: “THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER AND, IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT OR THE ISSUER HAS RECEIVED DOCUMENTATION REASONABLY SATISFACTORY TO IT (WHICH MAY INCLUDE AN OPINION OF COUNSEL) THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS.”

(e)        Reliance Upon Purchaser’s Representations and Warranties. Purchaser understands and acknowledges that the Shares are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities Laws, and that Dynegy is relying in part upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Purchaser set forth in this Agreement in (i) concluding that the issuance and sale of the Shares is a “private offering” and, as such, is exempt from the registration requirements of the Securities Act, and (ii) determining the applicability of such exemptions and the suitability of Purchaser to purchase the Shares.

Section 4.07          Ownership of Common Stock. Except for a number of shares of Common Stock Beneficially Owned by Purchaser as of (but before giving effect to) the Closing that is less than five percent (5%) of the outstanding shares of Common Stock as of (but before giving effect to) the Closing, and the Shares which Purchaser will acquire at the Closing, as of the Closing none of Purchaser or its Affiliates Beneficially Owns any shares of Common Stock, or any securities that are convertible into, or exercisable or exchangeable for, or that represent the right to receive, shares of Common Stock.

Section 4.08          Financing. Purchaser has (and Purchaser will have as of the Closing Date) available or accessible to it sufficient funds, committed capital and credit capacity to consummate the transactions contemplated by this Agreement and required for the satisfaction of all of Purchaser’s obligations under this Agreement, including the payment of the Purchase Price at the Closing, and all related fees and expenses. In no event shall the receipt or availability of funds, capital or capacity be a condition to Purchaser’s obligations under this Agreement.

ARTICLE V

COVENANTS

Section 5.01          Efforts Prior to Closing. Prior to the Closing, each of the Parties shall use its Commercially Reasonable Efforts to take, or cause to be taken, all actions necessary or appropriate to satisfy the conditions to the Closing set forth in Sections 2.03, 2.04 and 2.05 and to consummate the transactions contemplated by the Transaction Documents. Without limiting the foregoing, each of the Parties shall use its reasonable best efforts to make all filings and obtain all consents of Governmental Authorities that may be necessary or advisable for the consummation of the transactions contemplated by the Transaction Documents.

Section 5.02          Other Actions. From the date hereof through the Closing, Dynegy shall use Commercially Reasonable Efforts to obtain authorization of the listing of the Shares, subject to official notice of issuance. Without limiting the foregoing, prior to Closing, Dynegy shall (a) file a supplemental listing application with the NYSE to list the Shares and provide to NYSE any required supporting documentation, and any other requested information, related to the Shares and (b) ensure that the issuance of the Shares is in compliance with applicable NYSE rules and regulations.

Section 5.03          Further Assurances; Listing of Shares. From time to time after the Closing, without further consideration, the Parties shall use their Commercially Reasonable Efforts to take, or cause to be taken, all actions necessary or appropriate to consummate the transactions contemplated by the Transaction Documents, including by executing and causing to be delivered such other instruments or other documents as may be reasonably requested by a Party for the purpose of carrying out or evidencing any of the transactions contemplated by the Transaction Documents. If Dynegy applies to have its Common Stock or other securities traded on any principal stock exchange or market other than NYSE, it shall include in such application the Shares and will take such other action as is necessary to cause the Shares to be so listed.

Section 5.04          FIRPTA Compliance. From time to time after the Closing, without further consideration, if requested by Purchaser in writing, Dynegy shall promptly provide Purchaser with a duly executed statement pursuant to Treasury Regulation Section 1.897-2(h) informing Purchaser whether or not the Common Stock constitutes a “United States real property interest” (and shall comply with the related notice requirements in Treasury Regulation Section 1.897-2(h)(2)).

Section 5.05          Interim Operations. Until the earlier of the Closing and the termination of this Agreement pursuant to Article VI:

(a)        Except as set forth in Section 5.06, none of Purchaser or its Affiliates shall acquire Beneficial Ownership of any shares of Common Stock, or any securities that are convertible into, or exercisable or exchangeable for, or that represent the right to receive, shares of Common Stock.

(b)        Dynegy shall not, and shall cause its Subsidiaries not to, without the prior written consent of Purchaser:

(i)            amend the Organizational Documents of Dynegy in a manner that would affect Purchaser in an adverse manner either as a holder of Common Stock or with respect to the rights of Purchaser under any of the Transaction Documents;

(ii)           redeem, repurchase or acquire any capital stock of Dynegy, other than repurchases of capital stock from employees, officers or directors of Dynegy or any of its Subsidiaries in the ordinary course of business pursuant to any of Dynegy’s agreements or plans in effect as of the date hereof; or

(iii)          authorize, or commit or agree to take, any of the foregoing actions.

(c)        Each Party shall promptly notify the other Party of the occurrence of any transaction or event or series of transactions or events that cause, or would be reasonably likely to cause, any of the other Party’s conditions to Closing, as set forth in Section 2.03, Section 2.04 and Section 2.05, as applicable, to be unable to be satisfied (assuming the Closing were to occur on such date).

Section 5.06          ROFR.

(a)        Until the earlier of the Closing and the termination of this Agreement pursuant to Article VI, Dynegy shall not issue any Equity Securities that would rank senior to the Common Stock with respect to dividends and distributions upon liquidation other than pursuant to an Excluded Issuance (such issuance, a “Proposed Covered Issuance”) unless Dynegy has first complied with the terms of this Section 5.06.  Prior to any Proposed Covered Issuance, Dynegy shall provide written notice to Purchaser (the “ROFR Notice”) describing in reasonable detail the Proposed Covered Issuance, including the number and type of Equity Securities to be issued in the Proposed Covered Issuance (the “Proposed Securities”), the consideration to be paid for the Proposed Securities, whether the Proposed Covered Issuance will be registered under the Securities Act and, if not registered under the Securities Act, the parties, if known, to the Proposed Covered Issuance and any other material conditions or contingencies relating to the Proposed Covered Issuance. Purchaser shall have fifteen (15) days after the delivery of the ROFR Notice (the “ROFR Consideration Period”) to deliver written notice (such notice as such may be amended pursuant to Section 5.06(b), a “ROFR Election Notice”) to Dynegy stating that Purchaser intends to purchase up to its pro rata portion of the Proposed

Securities based on the percentage of Dynegy’s then outstanding Common Stock Beneficially Owned by Purchaser or any Controlled Affiliate on the terms, conditions and contingencies set forth in the ROFR Notice, and Purchaser shall not have the right to purchase any such Proposed Securities in excess of such pro rata portion.

(b)        Notwithstanding anything to the contrary contained in Section 5.06(b), in the event that Purchaser delivers a ROFR Election Notice electing to purchase an amount of Proposed Securities that would require the approval of the Stockholders pursuant to Section 312.03 of the NYSE Listed Company Manual (“ROFR Shareholder Approval”), Dynegy shall, within three (3) Business Days of receiving such ROFR Election Notice, provide written notice to Purchaser (the “ROFR Shareholder Approval Notice”) setting forth the amount of Proposed Securities that cannot be issued without such ROFR Shareholder Approval (the “Excess Proposed Securities”).  In such case, Purchaser shall have the right, within five (5) Business Days of receiving such ROFR Shareholder Approval Notice, to deliver a written notice to Dynegy withdrawing its ROFR Election Notice or amending its ROFR Election Notice to alter the amount of Proposed Securities it is electing to purchase. To the extent that Purchaser does not withdraw its ROFR Election Notice, or otherwise amend its ROFR Election Notice to remove any Excess Proposed Securities, then Dynegy shall be required to issue to Purchaser in place of each Excess Proposed Security included in the ROFR Election Notice an Equity Security that is identical in all respects to such Excess Proposed Security except that such Equity Security shall be a non-voting Equity Security that will automatically convert into a voting Equity Security upon receipt of the requisite ROFR Shareholder Approval (such that upon receipt of ROFR Shareholder Approval, such Equity Security will automatically convert and be identical in all respects to the Proposed Securities).

(c)        If Purchaser delivers the ROFR Election Notice prior to the expiration of the ROFR Consideration Period, the Parties shall use reasonable best efforts for a period of forty-five (45) days (the “ROFR Negotiation Period”) after delivery of the ROFR Election Notice to negotiate in good faith a definitive agreement or agreements providing for the sale and issuance of the Proposed Securities Purchaser has determined to purchase in the ROFR Election Notice at the price and on the other terms, conditions and contingencies set forth in the ROFR Notice and as set forth in Section 5.06(b) as promptly as practicable.  In the event that ROFR Shareholder Approval is required in connection with any such Proposed Covered Issuance, Dynegy will use reasonable best efforts to secure such ROFR Shareholder Approval as promptly as reasonably practicable; provided, however, that Dynegy shall not be required to submit any proposal to obtain the ROFR Shareholder Approval to the Stockholders until the next annual meeting of Stockholders occurring after the delivery of the ROFR Election Notice; provided, further, that if, Purchaser delivers such ROFR Election Notice within seventy-five (75) days prior to the one year anniversary of the date of Dynegy’s prior annual meeting of Stockholders, Dynegy shall not be required to submit a proposal to obtain the ROFR Shareholder Approval until the annual meeting of Stockholders occurring in the calendar year after the calendar year in which Purchaser delivered such ROFR Election Notice.

(d)        If (i) Purchaser does not deliver the ROFR Election Notice prior to the expiration of the ROFR Consideration Period, or withdraws its ROFR Election Notice pursuant to Section 5.06(b), or (ii) Purchaser delivers the ROFR Election Notice prior to the expiration of the ROFR Consideration Period but the Parties do not execute a definitive agreement providing for the Proposed Covered Issuance prior to the expiration of the ROFR Negotiation Period, then for a period of one-hundred and twenty (120) days after the expiration of the ROFR Consideration Period, the date on which the ROFR Election Notice is withdrawn or the expiration of the ROFR Negotiation Period, as applicable, Dynegy may consummate the Proposed Covered Issuance with Persons other than Purchaser on terms, conditions and contingencies that no more favorable, in the aggregate, to such other Persons than the terms, conditions and contingencies set forth in the ROFR Notice.  If Dynegy does not consummate such Proposed Covered Issuance within such one-hundred and twenty (120) day period, then Dynegy shall not thereafter consummate such Proposed Covered Issuance without first offering the Proposed Securities to Purchaser in the manner described in this Section 5.06.

(e)        Notwithstanding anything to the contrary set forth in this Section 5.06, Purchaser shall be permitted to assign any of its rights under this Section 5.06 (including its right to acquire any of the Proposed Securities) to one or more Controlled Affiliates that agree in writing to be bound by the terms and conditions of this Agreement and the terms of the Investor Rights Agreement.

(f)        For purposes of this Section 5.06, “Excluded Issuance”  means any of the following:

(i)            the issuance of Equity Securities pursuant to any employee benefits or other compensation plan approved by the Board and the Stockholders;

(ii)           the issuance of Equity Securities other than for cash consideration pursuant to a merger, consolidation, acquisition, disposition or similar business combination approved by the Board;

(iii)          the issuance of Equity Securities upon any stock dividend, stock split or other pro rata distribution, subdivision or combination of securities or other recapitalization of Dynegy;

(iv)          the issuance of Equity Securities upon conversion of the Preferred Stock outstanding as of the date hereof in accordance with its terms;

(v)           the issuance of Equity Securities upon the exercise of the warrants issued by Dynegy and exercisable for Common Stock at an exercise price of $40 per share that are outstanding as of the date hereof in accordance with their terms; or

(vi)          the issuance of Equity Securities issued pursuant to the terms of a “poison pill” or other stockholder rights plan approved by the Board.

ARTICLE VI

MISCELLANEOUS

Section 6.01          Termination.

(a)           Prior to the Closing, this Agreement shall terminate automatically without any further action by the Parties upon the termination of the Delta Agreement.

(b)           Prior to the Closing, this Agreement may be terminated:

(i)            upon the mutual written consent of the Parties;

(ii)           by Purchaser if (A) any of the conditions set forth in Sections 2.03 and 2.04 shall have become incapable of fulfillment, (B) Dynegy shall have breached a representation, warranty, covenant or agreement set forth in this Agreement that results in the failure of any condition set forth in Sections 2.03 and 2.04 and such breach is not cured within thirty (30) days after Dynegy receives notice thereof or (C) Dynegy is a Defaulting Sponsor pursuant to the terms and conditions of the Interim Sponsors Agreement, and, in each case, such breach shall not have been waived by Purchaser, provided that Purchaser shall not have the right to terminate this Agreement pursuant to this Section 6.01(b)(ii) if Purchaser’s breach of any of its covenants, obligations, representations or warranties set forth in this Agreement gave rise to the failure of such condition;

(iii)          by Dynegy if (A) any of the conditions set forth in Sections 2.03 and 2.05 shall have become incapable of fulfillment, (B) Purchaser shall have breached a representation, warranty, covenant or agreement set forth in this Agreement that results in the failure of any condition set forth in Sections 2.03 and 2.05 and such breach is not cured within thirty (30) days after Purchaser receives notice thereof or (C) ECP is a Defaulting Sponsor pursuant to the terms and conditions of the Interim Sponsors Agreement, and, in each case, such breach shall not have been waived by Dynegy, provided that Dynegy shall not have the right to terminate this Agreement pursuant to this Section 6.01(b)(iii) if Dynegy’s breach of any of its covenants, obligations, representations or warranties set forth in this Agreement gave rise to the failure of such condition; or

(iv)          by Purchaser in the event that the condition set forth in Section 2.04(g) is or becomes unsatisfied and is not satisfied, or is incapable of being satisfied, prior to the time that the Closing would have otherwise occurred had such condition set forth in Section 2.04(g) been satisfied (due to the satisfaction or, if permissible, waiver of each of the other conditions set forth in Sections 2.03, 2.04 and 2.05 (other than any conditions that by their nature are to be satisfied at the Closing)).

(c)           If this Agreement is terminated pursuant to this Section 6.01, this Agreement shall become void and of no further force and effect, except that the provisions of this Article VI shall remain operative and in full force and effect, unless Dynegy and Purchaser execute a writing that expressly (with specific references to the applicable Section or subsection of this Agreement) terminates such rights and obligations as between Dynegy and Purchaser. Notwithstanding the foregoing, the termination of this Agreement pursuant to this Section 6.01 shall not relieve any Party from liability for damages for any intentional misrepresentation of the representations and warranties contained in Article III or Article IV, as applicable, or any willful failure to perform or observe in any material respect any of its agreements or covenants contained herein that are to be performed or observed at or prior to the Closing.

Section 6.02          Fees and Expenses. All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such fees or expenses.

Section 6.03          Exclusive Representations and Warranties. Except for the representations and warranties expressly set forth in Article IV or as otherwise expressly set forth in any Delta Document, Dynegy specifically acknowledges and agrees that neither Purchaser nor any of its Affiliates, Representatives or any other Person makes, or has made, any other express or implied representation or warranty whatsoever (whether at law (including at common law or by statute) or in equity).  Except for the representations and warranties expressly set forth in Article III (as modified by any Disclosure) or as otherwise expressly set forth in any Delta Document, Purchaser (a) specifically acknowledges and agrees that neither Dynegy nor any of its Affiliates, Representatives or any other Person makes, or has made, any other express or implied representation or warranty whatsoever (whether at law (including at common law or by statute) or in equity), including with respect to Dynegy or any of Dynegy’s businesses, assets, employees, permits, liabilities, operations, prospects, condition (financial or otherwise) or any Dynegy Projection, and hereby expressly waives and relinquishes any and all rights, claims or causes of action (whether in contract or in tort or otherwise, or whether at law (including at common law or by statute) or in equity) based on, arising out of or relating to any such other representation or warranty or any Dynegy Projection, (b) specifically acknowledges and agrees to Dynegy’s express disclaimer and negation of any such other representation or warranty and of all liability and responsibility for any such other representation or warranty or Dynegy Projection and (c) expressly waives and relinquishes any and all rights, claims and causes of action (whether in contract or in tort or otherwise, or whether at law (including at common law or by statute) or in equity) against (i) Dynegy in connection with accuracy, completeness or materiality of any Dynegy Projection and (ii) any Affiliate of Dynegy or any of Dynegy’s or any such Affiliate’s respective Representatives or any other Person, and hereby specifically acknowledges and agrees that such Persons shall have no liability or obligations, based on, arising out of or relating to this Agreement or the negotiation, execution, performance or subject matter hereof in connection with accuracy, completeness or materiality of any Dynegy Projection. Purchaser acknowledges and agrees that (A) it has conducted to its satisfaction its own independent investigation of the transactions contemplated hereby (including with respect to Dynegy and its businesses, operations, assets and liabilities) and, in making its determination to enter into this Agreement and proceed with the transactions contemplated hereby, has relied solely on the results of such independent investigation and the representations and warranties of Dynegy expressly set forth in Article III (as modified by any Disclosure) or as expressly set forth in any other Delta Document, and (B) except for the representations and warranties of Dynegy expressly set forth in Article III (as modified by any Disclosure) or as expressly set forth in any other Delta Document, it has not relied on, or been induced by, any representation, warranty or other statement of or by Dynegy or any of its Affiliates, Representatives or any other Person, including any Dynegy Projection or with respect to Dynegy or any of Dynegy’s businesses, assets, employees, permits, liabilities, operations, prospects or condition (financial or otherwise) or any Dynegy Projection, in determining to enter into this Agreement and proceed with the transactions contemplated hereby.

Section 6.04          Survival of Provisions. The representations and warranties set forth in the first sentence of Section 3.01 and Sections 3.02, 3.05, 3.06 and 3.17 (the “Fundamental Representations”) and the first sentence of Section 4.01 and Sections 4.02 and 4.05, and any claims or causes of actions thereto, shall survive the execution and delivery of this Agreement and the Closing and remain operative and in full force and effect until the ninety (90) days after the expiration of the applicable statute of limitations and all other representations and warranties set forth in Article III and Article IV, and any claims or causes of actions thereto, shall survive until the date that is six (6) months following the Closing Date. The covenants made in this Agreement or any other Transaction Document, and any claims or causes of actions thereto, shall survive the Closing and remain operative and in full force and effect in accordance with their terms.

Section 6.05          Indemnification.

(a)        Indemnification by Dynegy. From and after the Closing, Dynegy agrees to indemnify and hold harmless Purchaser, its Affiliates and each of its and their respective Representatives (the “Indemnified Purchaser Entities”) in their respective capacities as such to the fullest extent lawful, from and against any and all losses, costs, liabilities, damages, Actions and fees and expenses of any kind or nature, including reasonable attorneys’ fees and disbursements and all other reasonable expenses, incurred in connection with investigating, defending or preparing to defend any such matter (collectively, “Losses”) arising out of or resulting from:

(i)            any inaccuracy in or breach of the representations or  warranties made by Dynegy in Article III as of the date hereof or as of the Closing Date (in each case, except to the extent expressly made as of an earlier date, in which case as of such earlier date); and

(ii)           any breach of the covenants or agreements made by Dynegy in this Agreement or any of the Transaction Documents.

(b)        Indemnification by Purchaser. From and after the Closing, Purchaser agrees to indemnify and hold harmless Dynegy, its Affiliates and each of its and their respective Representatives in their respective capacities as to the fullest extent lawful, from and against any and all Losses arising out of or resulting from:

(i)            any inaccuracy in or breach of the representations or  warranties made by Purchaser in Article IV as of the date hereof or as of the Closing Date (in each case, except to the extent expressly made as of an earlier date, in which case as of such earlier date); and

(ii)           any breach of the covenants or agreements made by Purchaser in this Agreement or any of the Transaction Documents.

(c)        Limitations.

(i)            Notwithstanding anything to the contrary contained in this Section 6.05, an Indemnified Party shall be entitled to indemnification only if it makes a claim for indemnification to the Indemnifying Party on or before the expiration of the survival period pursuant to Section 6.04 for the applicable representation, warranty, covenant or agreement.

(ii)           Notwithstanding anything to the contrary in this Agreement:

(1)       an Indemnifying Party shall be liable under Section 6.05(a)(i) (in the case of Dynegy’s liability) or Section 6.05(b)(i) (in the case of Purchaser’s liability) only if the aggregate amount of indemnifiable Losses arising under Section 6.05(a)(i) (in the case of Dynegy’s liability) or Section 6.05(b)(i) (in the case of Purchaser’s liability) exceeds $2,250,000 (the “Deductible”), whereupon (subject to the provisions of Section 6.05(c)(ii)(2) and Section 6.05(c)(ii)(3)), such Indemnifying Party shall be obligated to pay in full all such amounts but only to the extent such aggregate indemnifiable Losses are in excess of the amount of the Deductible; provided that the Deductible shall not apply to Losses incurred by an Indemnified Purchaser Entity as a result of any inaccuracy in or breach of any of the Fundamental Representations;

(2)       in no event shall any Party’s aggregate liability to the Indemnified Parties of the other Party under Section 6.05(a)(i) (in the case of Dynegy’s liability) or Section 6.05(b)(i) (in the case of Purchaser’s liability) exceed $15,000,000; provided that the foregoing provisions of this Section 6.05(c)(ii)(2) shall not apply to limit any Losses incurred by an Indemnified Purchaser Entity as a result of any inaccuracy in or breach of any of the Fundamental Representations; and

(3)       in no event shall any Party’s aggregate liability to the Indemnified Parties of the other Party under this Section 6.05 exceed $150,000,000.

(iii)          The amount of indemnifiable Losses which the Indemnifying Party is or may be required to pay to any Indemnified Party pursuant to this Section 6.05 shall be reduced (retroactively, if necessary) by any insurance proceeds, Tax benefits or other amounts actually received by or on behalf of such Indemnified Party or its Affiliates related to such indemnifiable Losses. An Indemnified Party shall use Commercially Reasonable Effort to take, or cause its Affiliates to take, all necessary and appropriate actions to pursue payment from any third party with respect to any indemnifiable Loss under any Contract, arrangement or commitment pursuant to which such Indemnified Party or its Affiliates are entitled to indemnification with respect to such indemnifiable Loss. If an Indemnified Party receives any payment required by this Agreement from the Indemnifying Party in respect of indemnifiable Losses and shall subsequently receive (or any of its Affiliates shall subsequently receive) any insurance proceeds, Tax benefit or other amounts in respect of such indemnifiable Losses, then such Indemnified Party shall promptly repay, or cause to be repaid, to the Indemnifying Party a sum equal to the amount of such insurance proceeds, Tax benefit or other amounts actually received.

(iv)          In connection with any Action for indemnification under this Section 6.05, an Indemnified Party shall use Commercially Reasonable Efforts to take all necessary and appropriate actions (or cease taking actions) to mitigate indemnifiable Losses upon and after becoming aware of any fact or circumstance that may give rise to such indemnifiable Losses.

(v)           The Indemnifying Party shall be subrogated to any right, defense or claim that the Indemnified Party may have against any other Person with respect to any matter for which it provides full indemnification hereunder. Such Indemnified Party shall cooperate with the Indemnifying Party in a reasonable manner, at the sole cost and expense of the Indemnifying Party, in presenting any subrogated right, defense or claim.

(vi)          All indemnifiable Losses shall be determined without duplication of recovery under other provisions of this Agreement. Without limiting the generality of the prior sentence, if a set of facts, conditions or events constitutes a breach of more than one representation, warranty, covenant or agreement of this Agreement that is subject to an indemnification obligation under this Section 6.05, only one recovery of indemnifiable Losses shall be allowed with respect to such set of facts, conditions or events, and in no event shall there be any indemnification or duplication of payments or recovery under different provisions of this Agreement arising out of the same set of facts, conditions or events.

(vii)         No Party shall be liable for special, punitive, exemplary, incidental, consequential or indirect damages, lost profits or losses calculated by reference to any multiple of earnings or earnings before interest, tax, depreciation or amortization (or any other valuation methodology), whether based on contract, tort, strict liability, other Law or otherwise and whether or not arising from the other Party’s sole, joint or concurrent negligence, strict liability or other fault for any matter relating to this Agreement and the transactions contemplated hereby; provided, however, that the foregoing shall not apply to (i) any such damages or Losses that are the natural, probable and reasonably foreseeable result of the breach to which such damages or Losses relate or

(ii) Actions brought by any third party to which such damages or Losses are payable by any Indemnifying Party hereunder.

(viii)        Neither Party shall have any right to off-set or set-off any payment due pursuant to this Section 6.05.

(d)        Procedures.

(i)            A Person entitled to receive indemnification under this Section 6.05 (an “Indemnified Party”) from a Party (the “Indemnifying Party”) shall give written notice to the Indemnifying Party of any claim with respect to which it seeks indemnification as promptly as reasonably practicable after the discovery by such Indemnified Party of any matters giving rise to a claim for indemnification; provided that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 6.05 unless (and solely to the extent) that the Indemnifying Party shall have been materially prejudiced by the failure of such Indemnified Party to so notify such Indemnifying Party.  Such notice shall describe in reasonable detail the nature of such claim, identify the Sections of this Agreement that form the basis of such claim, attach copies of all material written evidence thereof received from any third party to the date of such notice and set forth the estimated amount of indemnifiable Losses relating thereto to the extent reasonably estimable.

(ii)           If an Action is brought against an Indemnified Party by a third party, the Indemnifying Party shall be entitled to, by written notice to the Indemnified Party, assume control of, and conduct the defense of, such Action with counsel reasonably acceptable to the Indemnified Party and, in such case, shall not be liable for legal or other expenses incurred by the Indemnified Party in connection with the defense of such Action following the assumption of such defense; provided that the Indemnifying Party shall not be permitted to assume the defense of an Action, and shall be required to be liable for reasonable legal or other expenses incurred by the Indemnified Party in connection with the defense of such Action, in the event (A) the Indemnified Party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Party or that there is otherwise a conflict of interest between the Indemnified Party and the Indemnifying Party or (B) the Indemnifying Party has failed within a reasonable timeframe to retain counsel reasonably satisfactory to the Indemnified Party. In the event the Indemnifying Party does assume such control and defense, the Indemnified Party shall be entitled to hire, at its own expense, separate counsel and participate in (but not control) the defense thereof. The Indemnifying Party shall reimburse the Indemnified Parties for all reasonable out-of-pocket expenses (including reasonable attorneys’ fees and disbursements) as they are incurred in connection with investigating, preparing to defend or defending any such Action (including any inquiry or investigation) whether or not an Indemnified Party is a party thereto unless, in each case, the Indemnified Parties are not entitled to reimbursement of such expenses pursuant to the terms of this Section 6.05(d).

(iii)          The Indemnifying Party shall not be liable for any settlement of any Action without its written consent; provided that the Indemnifying Party shall not unreasonably withhold, delay or condition its consent. The Indemnifying Party further agrees that it will not, without the Indemnified Party’s prior written consent, settle or compromise any Action or consent to entry of any judgment in respect thereof in any pending or threatened Action in respect of which indemnification may be sought hereunder (whether or not any Indemnified Party is an actual or potential party to such Action) unless such settlement or compromise (A) includes an unconditional release of each Indemnified Party from all liability arising out of such Action, (B) does not include an admission of fault, culpability or a failure to act by any of the Indemnified Parties and (C) does not impose any material obligation on the Indemnified Party or its Affiliates.

(e)        The obligations of the Indemnifying Party under this Section 6.05 shall survive the Closing.

(f)        Except for exercising any rights under Section 6.12 with respect to any covenants or agreement to be performed after the Closing, the indemnification provided in this Section 6.05 shall, from and after the Closing, be the exclusive remedy available to any Party or its Affiliates or it and their respective Representatives with respect to any inaccuracy in or breach of any representation, warranty, covenant or agreement in this Agreement. From and after the Closing, notwithstanding anything herein to the contrary, no breach of any representation, warranty, covenant or agreement in this Agreement, individually or in the aggregate, shall give rise to any right on the part of any Party to rescind this Agreement or any of the transactions contemplated hereby.

Section 6.06          No Waiver; Modifications in Writing.

(a)        Delay. Except as otherwise provided herein, no failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a party at Law or in equity or otherwise.

(b)        Specific Waiver. Except as otherwise provided herein, no amendment, waiver, consent, modification or termination of any provision of this Agreement or any other Transaction Document shall be effective unless signed by each of the parties hereto or thereto affected by such amendment, waiver, consent, modification or termination. Any amendment, supplement or modification of or to any provision of this Agreement or any other Transaction Document, any waiver of any provision of this Agreement or any other Transaction Document and any consent to any departure from the terms of any provision of this Agreement or any other Transaction Document shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on a Party in any case shall entitle a Party to any other or further notice or demand in similar or other circumstances. No information or knowledge obtained by any investigation by or on behalf of any Party shall be deemed to constitute a waiver by such Party of, or otherwise affect, any representation, warranty, covenant or agreement contained herein, the conditions or obligations of the Parties to consummate the Closing in Sections 2.03, 2.04 or 2.05 or the right of a party to seek indemnification pursuant to Section 6.05.

Section 6.07          Binding Effect; Assignment.

(a)        Binding Effect. This Agreement shall be binding upon Dynegy, Purchaser and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the Parties and their respective successors and permitted assigns.

(b)        Assignment. Neither Party may transfer or assign its rights and obligations under this Agreement without the prior written consent of the other Party.

Section 6.08          Confidentiality; Publicity.

(a)        Purchaser acknowledges that the information being provided to it in connection with this Agreement and the consummation of the transactions contemplated hereby is subject to the terms of a Non-Disclosure Agreement, dated as of February 1, 2016, between an Affiliate of Purchaser and Dynegy, the terms of which are incorporated herein by reference.

(b)        None of Purchaser, Dynegy, or any of its or their respective Affiliates shall make any public announcement or issue any public communication regarding this Agreement or the transactions contemplated hereby, or any matter related to the foregoing, without first obtaining the prior consent of the other Party (which consent shall not be unreasonably withheld, conditioned or delayed), except if such announcement or other communication is required by applicable Law or legal process (including pursuant to the Exchange Act or the Securities Act or any rules promulgated thereunder or the rules of any national securities exchange), in which case Purchaser or Dynegy, as applicable, shall, to the extent reasonably practicable and permitted by Law, coordinate such announcement or communication with the other Party prior to announcement or issuance, including by providing such other Party a reasonable opportunity to comment on any such announcement or communication; provided, however, that, subject to Section 6.08(a), each Party and its Affiliates may make internal announcements regarding this Agreement and the transactions contemplated hereby to their and their Affiliates’ respective directors and officers and employees without the consent of the other Party; provided, further, that, subject to Section 6.08(a), the foregoing shall not prohibit any Party from communicating with third parties to the extent necessary for the purpose of seeking any third party consent so long as a Party coordinates such communication with the other Party prior to making the communication, including by providing such other Party a reasonable opportunity to comment on the substance of any such communication, and such communication is otherwise in compliance with the terms of this Agreement and the Interim Sponsors Agreement and provided, further, that nothing in this Section 6.08 shall prohibit Purchaser, its Affiliates and its and their respective Representatives from making disclosures of customary information regarding the transactions contemplated by this Agreement, Purchaser’s investment in Dynegy, the financial performance and operations of Dynegy and its Subsidiaries, and such other information relevant to Purchaser’s investment in Dynegy to the limited partners, investors or other direct or indirect equity owners of, or prospective investors of, ECP or their Affiliates who are under customary duties or obligations of confidentiality. For the avoidance of doubt, to the extent that ECP or Dynegy provide consent for any announcement or communication pursuant to the terms of the Interim Sponsors Agreement, this consent shall also be deemed to be valid under, and apply in respect of, this Agreement.

Section 6.09          Notices. All notices and demands provided for hereunder shall be in writing and shall be given by hand delivery, electronic mail, registered or certified mail, return receipt requested, regular mail, facsimile or air courier guaranteeing overnight delivery to the following addresses:

(a)        If to Purchaser:

c/o Energy Capital Partners, LLC

11943 El Camino Real, Suite 220

San Diego, California 92130

Attention:  Andrew Singer; Chris Leininger

Facsimile:  (858) 703-4401

Email:  asinger@ecpartners.com; cleininger@ecpartners.com

with a copy to:

Latham & Watkins LLP

885 Third Avenue

New York, New York 10022

Attention:  David Kurzweil; Paul Kukish

Facsimile:  (212) 751-4864

E-mail:  david.kurzweil@lw.com;  paul.kukish@lw.com

(b)        If to Dynegy:

Dynegy Inc.
601 Travis Street
Houston, TX 77002
Attention: Catherine James, Esq., Executive Vice President and General Counsel
Facsimile: (713) 507-6808
E-mail:  catherine.james@dynegy.com

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
1440 New York Ave. NW
Washington, D.C. 20005
Attention:  Michael P. Rogan
Facsimile:  (202) 661-8200
E-mail:  michael.rogan@skadden.com

or to such other address as Dynegy or Purchaser may designate in writing. All notices and communications shall be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered; (ii) when notice is sent to the sender that the recipient has read the message, if sent by electronic mail; (iii) upon actual receipt if sent by registered or certified mail, return receipt requested, or regular mail, if mailed; (iv) when receipt is acknowledged, if sent by facsimile; and (v) upon actual receipt when delivered to an air courier guaranteeing overnight delivery.

Section 6.10          Removal of Legend.

(a)        In the event that Purchaser requests that Dynegy remove the legend on the Shares, Dynegy shall remove such legend on the Shares (or instruct its transfer agent to so remove such legend) if, unless otherwise required by state securities Laws, (i) such Shares are sold pursuant to an effective registration statement, (ii) such holder provides Dynegy with an opinion of outside counsel reasonably acceptable to Dynegy, in a reasonably acceptable form to Dynegy and its transfer agent, to the effect that such legend is no longer required under the Securities Act (such that any sale, assignment or transfer of such Shares may be made without registration under the applicable requirements of the Securities Act), or (iii) in connection with a sale, assignment of or other transfer of such Shares, such holder provides Dynegy with a representation letter in a form reasonably acceptable to Dynegy and its transfer agent that such Shares will be sold, assigned or transferred pursuant to Rule 144 under the Securities Act (a “Rule 144 Representation Letter”). Dynegy shall bear all direct costs and expenses associated with the removal of a legend pursuant to this Section 6.10; provided, that Purchaser shall be responsible for all legal fees and expenses of counsel incurred by Purchaser with respect to matters addressed in this Section 6.10.

(b)        If Purchaser requests the removal of the legend on the Shares pursuant to Section 6.10(a), Dynegy will use Commercially Reasonable Efforts to, no later than three (3) Business Days following delivery of a legended certificate or instrument representing the Shares (endorsed or with stock powers attached) and any opinion or Rule 144 Representation Letter that may be requested pursuant to the foregoing, deliver or cause to be delivered to such Purchaser a letter confirming that the Shares are free of a restrictive legend.

Section 6.11          Entire Agreement. This Agreement, the Delta Documents and the other agreements and documents referred to herein are intended by the Parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the Parties in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings between the Parties, other than those set forth or referred to herein or the other Delta Documents with respect to the rights granted by Dynegy or any of its Affiliates or Purchaser or any of its Affiliates set forth herein or therein. This Agreement, the other Delta Documents and the other agreements and documents referred to herein or therein supersede all prior agreements and understandings between the Parties with respect to such subject matter.

Section 6.12          Specific Performance. The Parties acknowledge and agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached and that any remedy at law for any breach of the provisions of this Agreement would be inadequate. Accordingly, the Parties acknowledge and agree that each Party shall be entitled to an injunction, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, including the right of a Party to cause the other Party consummate the Closing in accordance with Sections 2.01 and 2.02 and the other transactions contemplated by this Agreement, in the courts provided for in Section 6.13, this being in addition to any other remedy to which they are entitled at law or in equity. Each Party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other Party has an adequate remedy at Law or that an award of specific performance is not an appropriate remedy for any reason at Law or equity. The Parties acknowledge and agree that any Party seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 6.12 shall not be required to provide any bond or other security in connection with any such injunction.

Section 6.13          Governing Law; Submission to Jurisdiction. This Agreement, and all claims or causes of action (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), shall be governed by, and construed in accordance with, the internal Laws of the State of Delaware, without reference to the choice of law provisions thereof. All claims, causes of action, suits, actions or proceedings shall be raised to and exclusively determined by the Court of Chancery for the State of Delaware or, if such court disclaims jurisdiction, the U.S. District Court for the District of Delaware or, if such court disclaims jurisdiction, the courts of the State of Delaware, and in each case, any appellate court from any decision thereof, to whose exclusive jurisdiction and venue the Parties unconditionally consent and submit. Service of process in connection with any such claim, cause of action suit, action or proceeding may be served on each Party anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the Parties irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

Section 6.14          Waiver of Jury Trial. THE PARTIES TO THIS AGREEMENT EACH HEREBY WAIVES, AND AGREES TO CAUSE ITS AFFILIATES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. THE PARTIES TO THIS AGREEMENT EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 6.15          Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different Parties in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same agreement.

Section 6.16          No Recourse.

(a)        Notwithstanding anything to the contrary that may be expressed or implied in this Agreement, and notwithstanding the fact that Purchaser or its Affiliates or any of its or their successors or permitted assignees may be a partnership or a limited liability company, Dynegy, by its acceptance of the benefits hereof, covenants, agrees and acknowledges that no Person other than Purchaser and its respective successors and permitted assignees shall have any obligation hereunder, and that it has no rights of recovery against, and no recourse hereunder against, any former, current or future director, officer, agent, advisor, attorney, Representative, Affiliate, manager or employee of Purchaser (or any of its successors or assignees), against any former, current or future general or limited partner, manager, member or stockholder of Purchaser, or any Affiliate thereof or against any former, current or future director, officer, agent, advisor, attorney, Representative, employee, Affiliate, assignee, general or limited partner, stockholder, manager or member of any of the foregoing, whether by or through attempted piercing of the corporate veil, by the enforcement of any judgment or assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable Law, except that, notwithstanding the foregoing, nothing in this Section 6.16(a) shall limit Dynegy’s rights or remedies under the Investor Rights Agreement, the Interim Sponsors Agreement or any Delta Document.

(b)        Notwithstanding anything to the contrary that may be expressed or implied in this Agreement, Purchaser, by its acceptance of the benefits hereof, covenants, agrees and acknowledges that no Person other than Dynegy and its respective successors and permitted assignees shall have any obligation hereunder, and that it has no rights of recovery against, and no recourse hereunder against, any former, current or future director, officer, agent, advisor, attorney, Representative, Affiliate, manager or employee of Dynegy (or any of its successors or assignees), against any former, current or future general or limited partner, manager, member or stockholder of Dynegy, or any Affiliate thereof or against any former, current or future director, officer, agent, advisor, attorney, Representative, employee, Affiliate, assignee, general or limited partner, stockholder, manager or member of any of the foregoing, whether by or through attempted piercing of the corporate veil, by the enforcement of any judgment or assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable Law, except that, notwithstanding the foregoing, nothing in this Section 6.16(b) shall limit Purchaser’s rights or remedies under the Investor Rights Agreement, the Interim Sponsors Agreement or any Delta Document.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the Parties execute this Agreement, effective as of the date first above written.

DYNEGY INC.

By:	/s/ Robert C. Flexon
Name:	Robert C. Flexon
Title:	President & Chief Executive Officer

TERAWATT HOLDINGS, LP

By:	/s/ Tyler Reeder
Name:	Tyler Reeder
Title:	President

By:	/s/ Andrew D. Singer
Name:	Andrew D. Singer
Title:	Secretary and General Counsel

[Signature Page to Stock Purchase Agreement]

Schedule 1

1.              Federal Energy Regulatory Commission

2.              New York Public Service Commission

Exhibit A

Form of Investor Rights Agreement

[Attached]

FORM OF

INVESTOR RIGHTS AGREEMENT

This Investor Rights Agreement (this “Agreement”) is made and entered into as of [•], [•], by and between Dynegy Inc., a Delaware corporation (“Dynegy”), and Terawatt Holdings, LP, a Delaware limited partnership (“Purchaser” and, together with Dynegy, the “Parties”).

WHEREAS, pursuant to the Stock Purchase Agreement, dated as of February 24, 2016 (the “Purchase Agreement”), by and between Dynegy and Purchaser, among other things, Dynegy is issuing to Purchaser on the date hereof 13,711,152 shares of Common Stock (as defined below), on the terms and conditions set forth in the Purchase Agreement; and

WHEREAS, Dynegy has agreed to provide the registration and other rights set forth in this Agreement for the benefit of Purchaser pursuant to the Purchase Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each Party, the Parties hereby agree as follows:

1.             Definitions.

(a)           As used in this Agreement, each of the following terms has the meaning specified below:

“Affiliate” means, with respect to a specified Person, any other Person, whether now in existence or hereafter created, directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control” (including, with correlative meanings, “controlling,” “controlled by” and “under common control with”) means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.  For the avoidance of doubt, for purposes of this Agreement, none of Dynegy, its Affiliates or the Delta JV shall be deemed an Affiliate of Purchaser or its Affiliates and no Person shall be deemed an Affiliate of another Person solely by virtue of the fact that both Persons Beneficially Own Common Stock.

“Beneficially Own” means, with respect to any securities, having “beneficial ownership” of such securities for purposes of Rule 13d-3 or 13d-5 under the Exchange Act as in effect on the date hereof and shall include securities that are beneficially owned, directly or indirectly, by a Counterparty (or any of such Counterparty’s Affiliates) under any Derivatives Contract (without regard to any short or similar position under the same or any other Derivatives Contract) to which such Person or any of such Person’s Affiliates is a Receiving Party; provided, however, that the number of shares of Common Stock that a Person is deemed to be the beneficial owner of, or to beneficially own, in connection with a particular Derivatives Contract shall not exceed the number of Notional Common Shares with respect to such Derivatives Contract; provided, further, that the number of securities beneficially owned by each

Counterparty (including its Affiliates) under a Derivatives Contract shall be deemed to include all securities that are beneficially owned, directly or indirectly, by any other Counterparty (or any of such other Counterparty’s Affiliates) under any Derivatives Contract to which such first Counterparty (or any of such first Counterparty’s Affiliates) is a Receiving Party, with this provision being applied to successive Counterparties as appropriate. Similar terms such as “Beneficial Ownership” and “Beneficial Owner” shall have the corresponding meanings.

“Board” means the board of directors of Dynegy.

“Business Day” means any day other than a Saturday, a Sunday or any day on which banking institutions in the State of Texas or New York, New York are authorized or required by Law or governmental action to close.

“Change of Control Transaction” means (a) any transaction or series of related transactions that results in the directors comprising the Board immediately prior to such transaction ceasing to represent the majority of the directors comprising the Board or the board of directors of the Person surviving or resulting from such transaction (or the ultimate parent entity thereof); provided, however, that any directors comprising such Board or board that were nominated, elected, appointed or recommended by the Board immediately prior to such transaction or series of related transactions shall be deemed for purposes of this clause (a) to have been members of the Board immediately prior to such transaction or series of related transactions; (b) the acquisition of Dynegy by another Person by means of any transaction or series of related transactions, whether or not Dynegy is a party thereto (including any stock acquisition, reorganization, merger or consolidation), that results in the holders of the Common Stock immediately prior to such transaction or series of related transactions failing to represent, immediately after such transaction or series of transactions, a majority of the total outstanding voting securities of the surviving Person (or the ultimate parent entity thereof); (c) any transaction or series of related transactions, whether or not Dynegy is a party thereto, after giving effect to which, in excess of a majority of the voting securities is Beneficially Owned directly, or indirectly through one or more Persons, by any Person and its Affiliates; or (d) a Disposition of all or substantially all of the assets of Dynegy and its Subsidiaries on a consolidated basis.

“Commission” means the U.S. Securities and Exchange Commission or any other U.S. federal agency then administering the Securities Act or Exchange Act.

“Common Stock” means the common stock, par value $0.01 per share, of Dynegy.

“Confidential Information” means any information concerning or relating to Dynegy, its Subsidiaries and investments, or the financial condition, business operations, prospects, or present and future business plans of each of the foregoing, directly or indirectly provided to or furnished by Dynegy or its Representatives pursuant to Section 13(a); provided that the term “Confidential Information” does not include information that (a) is or becomes generally available to the public other than as a result of a disclosure by Purchaser or its Representatives in violation of this Agreement or in violation of any legal or fiduciary duty of any past or present Designated Director, (b) was available to Purchaser or its Representatives on a nonconfidential basis prior to its disclosure to Purchaser or its Representatives by Dynegy, (c)

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becomes available to Purchaser or its Representatives on a nonconfidential basis from a source other than Dynegy after the disclosure of such information to Purchaser or its Representatives by Dynegy, which source is (at the time of receipt of the relevant information) not, to the knowledge of Purchaser, bound by a confidentiality agreement with (or other confidentiality or secrecy obligation to) Dynegy or its Affiliates in respect to such information or (d) is independently developed by Purchaser or its Representatives without violating any confidentiality agreement with, or other obligation of secrecy to, Dynegy.

“Controlled Affiliate” means (a) ECP and (b) any Subsidiary of ECP.

“Delta Documents” has the meaning set forth in the Purchase Agreement.

“Delta JV” means Atlas Power, LLC, a Delaware limited liability company.

“Derivatives Contract” means a contract between two parties (the “Receiving Party” and the “Counterparty”) that is designed to produce economic benefits and risks to the Receiving Party that correspond substantially to the ownership by the Receiving Party of a number of shares of Common Stock specified or referenced in such contract (the number corresponding to such economic benefits and risks, the “Notional Common Shares”), regardless of whether obligations under such contract are required or permitted to be settled through the delivery of cash, Common Stock or other property, without regard to any short position under the same or any other Derivative Contract. For the avoidance of doubt, interests in broad-based index options, broad-based index futures and broad-based publicly traded market baskets of stocks approved for trading by the appropriate federal governmental authority shall not be deemed to be Derivatives Contracts.

“Dispose” (including the correlative terms “Disposed” and “Disposition”) means any sale, assignment, transfer, conveyance, gift, pledge, distribution, hypothecation or other encumbrance or any other disposition, whether voluntary, involuntary or by operation of law, whether effected directly or indirectly; provided that none of Purchaser or any other Controlled Affiliate shall be deemed to have engaged in a “Disposition” of any Equity Securities as a result of any (i) direct or indirect transfers of voting or economic interests in ECP or any Controlled Affiliate so long as the transferee of such voting or economic interests is a Controlled Affiliate and (ii) changes in the power directly or indirectly to direct or cause the direction of management and policy of any Controlled Affiliate that is a Fund, including the resignation, removal and replacement of the Fund Manager or Fund Advisor of such Fund.

“Dynegy Bylaws” means the Sixth Amended and Restated Bylaws of Dynegy, as the same may be amended, restated or amended and restated from time to time in accordance with this Agreement, the Dynegy Organizational Documents and applicable Law.

“Dynegy Charter” means the Third Amended and Restated Certificate of Incorporation of Dynegy.

“Dynegy Organizational Documents” means, collectively, the Dynegy Charter and the Dynegy Bylaws.

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“Dynegy Preferred Stock” means the 5.375% Series A Mandatory Convertible Preferred Stock of Dynegy.

“Dynegy Securities” means any equity interest of any class or series in Dynegy.

“Dynegy Warrants” means the warrants issued by Dynegy and exercisable for Common Stock at an exercise price of $40 per share.

“ECP” means Energy Capital Partners III, LLC, a Delaware limited liability company.

“ECP Equity Commitment Letter” has the meaning set forth in the Purchase Agreement.

“Effective Date” means the time and date that a Registration Statement is first declared effective by the Commission or otherwise becomes effective.

“Equity Securities” means shares of Common Stock and any other shares of Dynegy’s capital stock (including any options, warrants or other rights to acquire Common Stock or such capital stock or any securities that are convertible into, or exercisable or exchangeable for, or that represent the right to receive Common Stock or such capital stock).

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Fund” means any share trust, investment trust, investment company, limited partnership, general partnership, limited liability company or other collective investment scheme, pension fund, insurance company, or any body corporate or other entity, in each case, the business, operations or assets of which are managed professionally for investment purpose.

“Fund Advisor” means, with respect to any Fund that does not have a Fund Manager, the primary or principal entity that provides investment advice to such Fund.

“Fund Manager” means, with respect to any Fund, any general partner, trustee, or other responsible entity.

“GAAP” means generally accepted accounting principles in the United States of America as of the date of the applicable calculation being made.

“Hedging Arrangements” means a hedge, call, swap, collar, floor, cap, option, forward sale or purchase or other contract or similar arrangement (including any obligations to purchase or sell any commodity or security at a future date for a specific price) with respect to any Equity Securities or debt or hybrid securities of Dynegy.

“Holder” means (a) Purchaser unless and until Purchaser ceases to hold any Registrable Securities and (b) any Controlled Affiliate that holds Registrable Securities to whom registration rights conferred by this Agreement have been transferred in compliance with Section

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14(e); provided that any Person referenced in clause (b) shall be a Holder only if such Person agrees in writing to be bound by and subject to the terms set forth in this Agreement.

“Interim Sponsors Agreement” has the meaning set forth in the Purchase Agreement.

“Law” has the meaning set forth in the Purchase Agreement.

“NYSE” means the New York Stock Exchange.

“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization, Governmental Authority or any agency, instrumentality or political subdivision thereof or any other form of entity.

“Proceeding” means any action, claim, suit, proceeding or investigation (including a preliminary investigation or partial proceeding, such as a deposition).

“Prospectus” means the prospectus included in a Registration Statement (including a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A, Rule 430B or Rule 430C promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Purchased Stock” means (a) the shares of Common Stock issued and sold by Dynegy to Purchaser pursuant to the Purchase Agreement, (b) the shares of Common Stock Beneficially Owned by Purchaser as of the date of this Agreement; provided such shares (i) remain owned by Purchaser or any Controlled Affiliate as of the date of this Agreement and (ii) the number of such shares of such Common Stock as of (but before giving effect to) the Closing (as defined in the Purchase Agreement) of the Purchase Agreement was less than five (5%) of the outstanding shares of Common Stock as of such time, and (c) any Equity Securities that are acquired by Purchaser pursuant to Section 5.06 of the Purchase Agreement.

“Registrable Securities” means the Shares; provided, however, that Registrable Securities shall not include: (a) any Shares that have been registered under the Securities Act and Disposed of pursuant to an effective registration statement or otherwise transferred to a Person who is not entitled to the registration and other rights hereunder or otherwise transferred to any Person in violation of this Agreement; (b) any Shares that may be sold or transferred by the Holder thereof under Rule 144 under the Securities Act without any limitation on volume or the need to comply with the public information requirements of Rule 144 or that have been sold under Rule 144 or another exemption under the Securities Act in which the restrictive legend on such Shares has been removed; and (c) any Shares that cease to be outstanding (whether as a result of repurchase and cancellation, conversion or otherwise).

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“Registration Statement” means a registration statement in the form required to register the resale of the Registrable Securities under the Securities Act and other applicable Law, and including any Prospectus, amendments and supplements to each such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Resignation Event” means that the Designated Director, as reasonably determined by the Board in good faith following compliance with the procedures set forth below in this definition, (a) is prohibited or disqualified from serving as a director based on the standards set forth in Section 9(a)(ii); (b) has engaged in acts or omissions constituting a breach of the Designated Director’s duty of loyalty to Dynegy or its stockholders; (c) has engaged or more likely than not, as determined by a majority of the independent directors of the Board (other than the Designated Director), engaged in acts or omissions which involve moral turpitude, fraud, intentional misconduct or an intentional violation of Law that, in each case, is material and would reasonably be expected to have an adverse effect on Dynegy, (d) has engaged in any transaction involving Dynegy from which the Designated Director derived an improper personal benefit or (e) has materially violated the attendance or other material Dynegy policies applicable to all Board members. Prior to making a determination that any Resignation Event described in clauses (a)—(e) above has occurred, the Board shall provide the Designated Director with proper notice of a meeting of the Board in accordance with the Dynegy Bylaws at which the removal of such Designated Director will be considered. At such duly called and held Board meeting, the Board shall provide the Designated Director with a reasonable opportunity to be heard and to present information relevant to the Board’s proposed determination. The Board may make a determination that a Resignation Event has occurred only following its consideration in good faith of such information presented by the Designated Director and, in the case of clauses (d) and (e), after having given the Designated Director an opportunity to cure or correct the circumstances that resulted in such Resignation Event (to the extent such circumstances are reasonably capable of being cured).  For the avoidance of doubt, the occurrence of a Resignation Event in respect of any Designated Director shall in no way effect the ability of Purchaser to appoint a different individual as a Designated Director pursuant to Section 9.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act.

“Rule 405” means Rule 405 promulgated by the Commission pursuant to the Securities Act.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

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“Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder.

“Shares” means the Purchased Stock and any other Equity Securities or equity interests in any successor of Dynegy issued in respect of such Purchased Stock by reason of or in connection with any stock dividend, stock split, combination, reorganization, recapitalization, conversion to another type of entity or similar event involving a change in the capital structure of Dynegy.

“Shelf Registration Statement” means a Registration Statement of Dynegy filed with the Commission on either (i) Form S-3 (or any successor form or other appropriate form under the Securities Act) or (ii) if Dynegy is not permitted to file a Registration Statement on Form S-3, a Registration Statement on Form S-1 (or any successor form or other appropriate form under the Securities Act), in each case, for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the Commission) covering the Registrable Securities, as applicable; provided that Dynegy may satisfy its obligations under this Agreement in respect of any Shelf Registration Statement by filing one or more amendments to an existing Shelf Registration Statement (including by filing a prospectus supplement to the extent permitted under the Commission’s rules and regulations).

“Stockholder” means a holder of shares of Common Stock.

“Subsidiary” means, as to any Person, any corporation or other entity of which: (a) such Person, or a Subsidiary of such Person, is a general partner or manager; (b) at least a majority of the outstanding equity interest having by the terms thereof ordinary voting power to elect a majority of the board of directors or similar governing body of such corporation or other entity (irrespective of whether or not at the time any equity interest of any other class or classes of such corporation or other entity shall have or might have ordinary voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more of its Subsidiaries; or (c) any corporation or other entity as to which such Person consolidates for accounting purposes.

“Termination Event” means (a) that Purchaser and any Controlled Affiliates to which it has transferred the Shares in accordance with this Agreement have ceased to Beneficially Own, collectively, at least 10% of the shares of Common Stock outstanding as of the date of determination or (b) any material breach by Purchaser or any of its Affiliates of its or their respective obligations under Section 7 that, if curable, have not been cured within ten (10) Business Days after Purchaser receives written notice from Dynegy of such breach.

“Trading Market” means the principal national securities exchange on which Registrable Securities are listed.

“VWAP”  means, as of a specified date and in respect of Registrable Securities, the volume weighted average price for such security on the Trading Market with respect to the Registrable Securities for the five (5) trading days immediately preceding, but excluding, such date.  A “trading day” only includes those days that have a scheduled closing time of 4:00 p.m.

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(New York City time) or the then-standard closing time for regular trading on the relevant Trading Market.

“WKSI” means a “well known seasoned issuer” as defined under Rule 405.

(b)                                 Additional Definitions. In addition to the defined terms set forth in Section 1(a), each of the following capitalized terms has the meaning given to such term in the Section set forth opposite such term below:

Agreement	Preamble
Blackout Period	2(b)(iv)
Business Opportunity	10
Demand Notice	2(b)(i)
Demand Registration	2(b)(i)
Designated Director	9(a)(ii)
Dynegy	Preamble
Dynegy Indemnified Persons	5(b)
ECP Employee	9(d)
ECP Group	10
ECP Indemnitee	14(l)
Effectiveness Period	2(b)(ii)
Excess Proposed Securities	8(b)
Excluded Issuance	8(f)
FERC	7(g)
FPA	7(g)
Fund Indemnitors	14(l)
Holder Indemnified Persons	5(a)
Initial Appointment	9(a)(i)
Initiating Holder	2(b)(i)
Lock-Up Period	7(b)
Losses	5(a)
Non-Recourse Parties	14(m)
Other Investments	10
Parties	Preamble
Piggyback Notice	2(c)(i)
Piggyback Registration	2(c)(i)
Piggyback Request	2(c)(i)
Proposed Covered Issuance	8(a)
Proposed Securities	8(a)
Purchase Agreement	Recitals
Purchaser	Preamble
Registration Expenses	4
Renounced Business Opportunities	10
Renounced Business Opportunity	10
Representatives	13(b)
ROFR Consideration Period	8(a)
ROFR Election Notice	8(a)

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ROFR Negotiation Period	8(c)
ROFR Notice	8(a)
ROFR Shareholder Approval	8(b)
ROFR Shareholder Approval Notice	8(b)
Securities	7(a)(i)
Shelf Registration	2(a)(i)
Shelf Takedown	2(a)(iii)(1)
Shelf Takedown Request	2(a)(iii)(1)
Suspension Notice	14(b)
Suspension Period	14(b)
Underwritten Offering	3(k)
Underwritten Offering Notice	3(k)
Underwritten Shelf Takedown	2(a)(iii)(2)

(c)                                  Construction; Interpretation.

(i)                                     Each of the Parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any member by virtue of authorship of any of the provisions of this Agreement.

(ii)                                  Any reference in this Agreement to $ means U.S. dollars.

(iii)                               Any reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa.

(iv)                              The division of this Agreement into Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement. All references in this Agreement to any “Section” are to the corresponding Section of this Agreement unless otherwise specified.

(v)                                 The words such as “herein,” “hereinafter,” “hereof” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.

(vi)                              The word “including” or any variation thereof means “including, without limitation” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it.

(vii)                           When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next

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succeeding Business Day. All references to days in this Agreement are to calendar days unless the term “Business Day” is specifically used.

(viii)                        The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.”

(ix)                              Any contract or Law defined or referred to herein means such contract or Law as from time to time amended, modified or supplemented, unless otherwise specifically indicated.

(x)                                 References to a Person are also to its successors and permitted assigns.

2.                                      Registration.

(a)                                 Shelf Registration Statement

(i)                                     Filing.  Prior to the expiration of the Lock-Up Period set forth in Section 7(b) and subject to the compliance by the Holders of their obligations under this Agreement, Dynegy shall file with the Commission a Shelf Registration Statement pursuant to Rule 415 of the Securities Act relating to the offer and sale from time to time of all of the Holder’s Registrable Securities (the “Shelf Registration”) in accordance with the methods of distribution elected by the Holders and set forth in the Shelf Registration Statement and shall use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective prior to the expiration of such Lock-Up Period.

(ii)                                  Continued Effectiveness.  Dynegy shall use its reasonable best efforts to keep such Shelf Registration Statement continuously effective under the Securities Act in order to permit the Prospectus forming a part thereof to be usable by Holders until the earlier of (i) the date as of which all Registrable Securities have been sold pursuant to the Shelf Registration Statement or another registration statement filed under the Securities Act (but in no event prior to the applicable period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder) and (ii) the date there are no longer any Registrable Securities outstanding.

(iii)                               Shelf Takedown.

(1)                                 An offering or sale of Registrable Securities pursuant to a Shelf Registration Statement (each, a “Shelf Takedown”) may be initiated at any time (subject to Section 7(b)), by notice to Dynegy specifying the intended method or methods of disposition thereof, by written request of the Holder (a “Shelf Takedown Request”) to Dynegy to effect a public offering of all or a portion of the Holder’s Registrable Securities that are covered by such Shelf Registration Statement. As soon as practicable after the receipt of a Shelf Takedown Request, Dynegy shall amend or supplement the Shelf Registration Statement, if necessary, for such purpose and shall within ten (10) Business Days of the receipt of a Shelf Takedown Request, subject to the compliance by the applicable Holders of their obligations under this Agreement

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file a prospectus supplement in respect of the Shelf Registration covering all of the Registrable Securities that the Holders in writing request; provided that, Dynegy shall have no obligation to effect any Underwritten Shelf Takedown unless the amount of Registrable Securities included in the Shelf Takedown Request have an aggregate value of at least $25 million based on the VWAP of such Registrable Securities as of the date of the Shelf Takedown Request.

(2)                                 If the Holder elects by request to Dynegy, a Shelf Takedown shall be in the form of an Underwritten Offering (an “Underwritten Shelf Takedown”) in which case Section 3(k) shall apply and such Underwritten Shelf Takedown will constitute an Underwritten Offering for purposes of Section 2(b)(iii).

(iv)                              Distributions of Registrable Securities to Partners or Members.  In the event any Holder requests to participate in a registration pursuant to this Section 2 in connection with a distribution of Registrable Securities to its direct or indirect partners or members, the registration shall provide for resale by such partners or members, if requested by the Holder and subject to such partners or members providing such cooperation to Dynegy as would be required if such partners or members were Holders under this Agreement.

(b)                                 Demand Registration.

(i)                                     If at any time there is no currently effective Shelf Registration Statement on file with the Commission, any Holder that holds any Registrable Securities shall have the option and right, exercisable by delivering a written notice to Dynegy (a “Demand Notice,” and the Holder that delivers such a Demand Notice, the “Initiating Holder”), to require Dynegy to, pursuant to the terms of and subject to the limitations contained in this Agreement, prepare and file with the Commission a Registration Statement registering the offering and sale of the number and type of Registrable Securities on the terms and conditions specified in the Demand Notice (or, to the extent permitted under the Commission’s rules and regulations, a prospectus supplement in respect of an existing Registration Statement) in accordance with the intended timing and method or methods of distribution thereof specified in the Demand Notice, which may include sales on a delayed or continuous basis pursuant to Rule 415 (a “Demand Registration”). The Demand Notice must set forth the number of Registrable Securities that the Initiating Holder intends to include in such Demand Registration. Notwithstanding anything to the contrary herein, in no event shall Dynegy be required to effectuate a Demand Registration for Registrable Securities having an aggregate value of less than $25 million based on the VWAP of such Registrable Securities as of the date of the Demand Notice.

(ii)                                  Within ten (10) Business Days of the receipt of the Demand Notice, Dynegy shall give written notice of such Demand Notice to all Holders and, as soon as reasonably practicable thereafter, shall, subject to the limitations of this Section 2(b) and subject to the compliance by the applicable Holders of their obligations under this Agreement, file a Registration Statement (or, to the extent permitted under the Commission’s rules and regulations, a prospectus supplement in respect of an existing

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Registration Statement) covering all of the Registrable Securities that the Holders shall in writing request (such request to be given to Dynegy within five (5) days of receipt of such notice of the Demand Notice given by Dynegy pursuant to this Section 2(b)(ii)) to be included in such Demand Registration as promptly as reasonably practicable as directed by the Initiating Holder in accordance with the terms and conditions of the Demand Notice and use reasonable best efforts to cause such Registration Statement to become effective under the Securities Act and remain effective under the Securities Act until the earlier of (i) the date that all Registrable Securities covered by such Registration Statement have been sold or (ii) the date that is three (3) years after the original filing date of such Registration Statement (the “Effectiveness Period”).

(iii)                               Subject to the other limitations contained in this Agreement, Dynegy is not obligated hereunder to effect (A) more than one (1) Demand Registration in any twelve (12) month period pursuant to this Agreement, (B) more than a total of three (3) Demand Registrations pursuant to this Agreement (including any Underwritten Offering pursuant to an Underwritten Offering Notice under Section 3(k)) or (C) a subsequent Demand Registration pursuant to a Demand Notice if a Registration Statement covering all of the Registrable Securities held by the Holders providing such Demand Notice shall have become effective under the Securities Act and remains effective under the Securities Act and is sufficient to permit offers and sales of the number and type of Registrable Securities on the terms and conditions specified in the Demand Notice in accordance with the intended timing and method or methods of distribution thereof specified in the Demand Notice.

(iv)                              Notwithstanding any other provision of this Section 2, Dynegy shall not be required to effect a registration or file a Registration Statement (or any amendment thereto)  or maintain the effectiveness of a Registration Statement for a period of up to sixty (60) days, if (A) the Board determines that a postponement is in the best interest of Dynegy and its stockholders relating to a pending transaction involving Dynegy, (B) the Board determines such registration would render Dynegy unable to comply with applicable securities Laws or (C) the Board determines such registration would require disclosure of material information that Dynegy has a bona fide business purpose for preserving as confidential (any such period, a “Blackout Period”); provided, however, that (1) in no event shall any Blackout Period together with any Suspension Period collectively exceed an aggregate of ninety (90) days in any twelve (12) month period, (2) during any Blackout Period contemplated by Section 2(b)(iv)(B) or any Suspension Period, any Holder that has submitted a Demand Notice may withdraw such Demand Notice by written notice to Dynegy, and (3) during any Blackout Period contemplated by Section 2(b)(iv)(B) or (3) or any Suspension Period, Dynegy shall not file a registration statement (or any amendment or supplement thereto) with respect to any Dynegy Security for any other holder of registration rights.

(v)                                 Dynegy may include in any such Demand Registration other Dynegy Securities for sale for its own account or for the account of any other Person; provided that if the managing underwriter, if any, for an Underwritten Offering pursuant to a Demand Notice determines that the type or number of Dynegy Securities proposed to be offered in such offering would likely have an adverse effect in any material respect on

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the price, timing or distribution of the Registrable Securities proposed to be included in such offering, the Registrable Securities to be sold by the Holders shall be included in such registration before any Dynegy Securities proposed to be sold for the account of Dynegy or any other Person, and thereafter the amount of Registrable Securities included in such registration to be sold by the Holders shall be reduced on a pro rata basis.

(vi)                              Subject to the limitations contained in this Agreement, Dynegy shall effect any Demand Registration on Form S-3 (except if Dynegy is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such Demand Registration shall be effected on another appropriate form for such purpose pursuant to the Securities Act) and, so long as Dynegy is a WKSI, the Demand Registration for any offering and selling of Registrable Securities shall be effected pursuant to a  Shelf Registration Statement, which shall be on Form S-3 or any equivalent or successor form under the Securities Act (if available to Dynegy); provided, however, that if at any time a Registration Statement on Form S-3 is effective and a Holder provides written notice to Dynegy that it intends to effect an offering of all or part of the Registrable Securities included on such Registration Statement, Dynegy will amend or supplement such Registration Statement as may be necessary in order to enable such offering to take place.

(vii)                           Without limiting Section 3, in connection with any Demand Registration pursuant to and in accordance with this Section 2(b), Dynegy shall, (A) promptly prepare and file or cause to be prepared and filed (1) such additional forms, amendments, supplements, prospectuses, certificates, letters, opinions and other documents, as may be necessary or advisable to register or qualify the securities subject to such Demand Registration, including under the securities Laws of such states as the Holders shall reasonably request; provided, however, that no such qualification shall be required in any jurisdiction where, as a result thereof, Dynegy would become subject to general service of process or to taxation or qualification to do business in such jurisdiction solely as a result of registration and (2) such forms, amendments, supplements, prospectuses, certificates, letters, opinions and other documents as may be necessary to apply for listing or to list the Registrable Securities subject to such Demand Registration on the Trading Market and (B) do any and all other acts and things that may be reasonably necessary or appropriate or reasonably requested by the Holders to enable the Holders to consummate a public sale of such Registrable Securities in accordance with the intended timing and method or methods of distribution thereof.

(viii)                        In the event a Holder transfers Registrable Securities to another Holder included on a Registration Statement and such Registrable Securities remain Registrable Securities following such transfer, at the reasonable request of such Holder, Dynegy shall amend or supplement such Registration Statement as may be necessary in order to enable such transferee to offer and sell such Registrable Securities pursuant to such Registration Statement; provided that in no event shall Dynegy be required to file a post-effective amendment to the Registration Statement unless (A) such Registration Statement includes only Registrable Securities held by such Holder or another Holder or (B) Dynegy has received written consent therefor from whom Registrable Securities have been registered on (but not yet sold under) such Registration Statement, other than such Holder or another Holder.

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(c)                                  Piggyback Registration.

(i)                                     If Dynegy shall at any time propose to conduct, other than pursuant to any Demand Registration, a public offering of Common Stock for cash (whether in connection with a public offering of Common Stock by Dynegy, a public offering of Common Stock by stockholders, or both, but excluding an offering relating solely to an employee benefit plan, an offering relating to a transaction on Form S-4 or S-8 or an offering on any registration statement form that does not permit secondary sales), Dynegy shall promptly notify all Holders of such proposal reasonably in advance of (and in any event at least two (2) Business Days prior for a block trade and five (5) Business Days prior for any other public offering) the commencement of the offering (the “Piggyback Notice”). The Piggyback Notice shall offer the Holders the opportunity to include for registration in such Registration Statement the number of Registrable Securities as they may request (a “Piggyback Registration”). Dynegy shall use reasonable best efforts to include in each such Piggyback Registration such Registrable Securities for which Dynegy has received a written request from a Holder within three (3) Business Days (or one (1) Business Day for a block trade) after delivery of the Piggyback Notice to such Holder (“Piggyback Request”) for inclusion therein. If a Holder decides not to include all of its Registrable Securities in any Registration Statement thereafter filed by Dynegy, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by Dynegy with respect to offerings of Common Stock, all upon the terms and conditions set forth herein.

(ii)                                  If the Registration Statement under which Dynegy gives notice under this Section 2(c) is for an underwritten offering, Dynegy shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to be included in a registration pursuant to this Section 2(c) shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by Dynegy. If the managing underwriter or managing underwriters of such offering advise Dynegy and the Holders in writing that in their reasonable opinion the inclusion of all of the Holders’ Registrable Securities in the subject Registration Statement (or any other Common Stock proposed to be included in such offering) would likely have an adverse effect in any material respect on the price, timing or distribution of Common Stock proposed to be included in such offering, Dynegy shall include in such offering only that number of shares of Common Stock proposed to be included in such offering that, in the reasonable opinion of the managing underwriter or managing underwriters, will not have such effect, with such number to be allocated as follows:  (A) first, to Dynegy and/or any holder exercising demand registration rights pursuant to which the offering is being proposed, (B) if there remains availability for additional shares of Common Stock to be included in such registration, second pro rata among all Holders desiring to register Registrable Securities and other holders of Common Stock exercising piggyback rights under other registration rights agreements with Dynegy, based on the number of Registrable Securities held by all such

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Holders and other holders of Common Stock, and (C) if there remains availability for additional shares of Common Stock to be included in such registration, third pro rata among all other holders of Common Stock who may be seeking to register such Common Stock based on the number of shares of Common Stock such holder is entitled to include in such registration.  If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to Dynegy and the managing underwriter(s) delivered on or prior to the time of the commencement of such offering. Any Registrable Securities withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(iii)                               Dynegy shall have the right to terminate or withdraw any registration initiated by it under this Section 2(c) at any time in its sole discretion whether or not any Holder has elected to include Registrable Securities in such Registration Statement. The registration expenses of such withdrawn registration shall be borne by Dynegy in accordance with Section 4.

(iv)                              The rights of the Holders under this Section 2(c) shall terminate if the number of Registrable Securities outstanding is less than 5% of the number of outstanding shares of Common Stock.

3.                                      Registration Procedures.  The procedures to be followed by Dynegy and each Holder electing to sell Registrable Securities in a Registration Statement (for the avoidance of doubt, including in a Shelf Registration Statement) pursuant to this Agreement, and the respective rights and obligations of Dynegy and such Holders, with respect to the preparation, filing and effectiveness of such Registration Statement, are as follows:

(a)                                 In connection with a Demand Registration or a Shelf Registration, Dynegy will, to the extent reasonably practicable, at least five (5) Business Days prior to the anticipated filing of the Registration Statement and any related Prospectus or any amendment or supplement thereto (other than any filing made under the Exchange Act that is incorporated by reference into the Registration Statement), (i) furnish to such Holders a copy of all such documents prior to filing and (ii) use reasonable efforts to address in each such document when so filed with the Commission such comments as such Holders reasonably shall propose prior to the filing thereof.

(b)                                 In connection with a Piggyback Registration, Dynegy will at least two (2) Business Days prior to the anticipated filing of the initial Registration Statement that identifies the Holders and any related Prospectus or any amendment or supplement thereto (other than amendments and supplements that do not materially alter the previous disclosure or do nothing more than name Holders and provide information with respect thereto), (i) furnish to such Holders copies of all Registration Statements that identify the Holders and any related Prospectus or any amendment or supplement thereto (other than amendments and supplements that do not materially alter the previous disclosure or do nothing more than name Holders and provide information with respect thereto) prior to filing and (ii) use reasonable best efforts to address in each such document when so filed with the Commission such comments as such Holders reasonably shall propose prior to the filing thereof.

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(c)                                  Dynegy will use reasonable best efforts to as promptly as reasonably practicable (i) prepare and file with the Commission such amendments, including post-effective amendments, and supplements to each Registration Statement and the Prospectus used in connection therewith as may be necessary under applicable Law to keep such Registration Statement continuously effective with respect to the Disposition of all Registrable Securities covered thereby for its Effectiveness Period (or, with respect to a Shelf Registration, the Shelf Period) and, subject to the limitations contained in this Agreement, prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities held by the Holders; (ii) cause the related Prospectus to be amended or supplemented by any required prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; and (iii) respond to any comments received from the Commission with respect to each Registration Statement or any amendment thereto and, as promptly as reasonably practicable provide such Holders true and complete copies of all correspondence from and to the Commission relating to such Registration Statement that pertains to such Holders as selling Holders but not any comments that would result in the disclosure to such Holders of material and non-public information concerning Dynegy.

(d)                                 Dynegy will comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the Registration Statements and the Disposition of all Registrable Securities covered by each Registration Statement.

(e)                                  Dynegy will notify such Holders who are included in a Registration Statement as promptly as reasonably practicable: (i)(A) when a Prospectus or any prospectus supplement or post-effective amendment to a Registration Statement in which such Holder is included has been filed; (B) when the Commission notifies Dynegy whether there will be a “review” of such Registration Statement and whenever the Commission comments in writing on such Registration Statement (in which case Dynegy shall provide true and complete copies thereof and all written responses thereto to each of such Holders that pertain to such Holders as selling Holders); and (C) with respect to each such Registration Statement or any post-effective amendment thereto, when the same has been declared effective; (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to such Registration Statement or Prospectus or for additional information that pertains to such Holders as sellers of Registrable Securities; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by Dynegy of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (v) of the occurrence of any event or passage of time that makes any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that, in the case of such Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided, however, that no notice by Dynegy shall be required pursuant to this clause (v) in the event that Dynegy either promptly files a prospectus supplement to update the Prospectus or a Form 8-K or other appropriate

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Exchange Act report that is incorporated by reference into the Registration Statement, which in either case, contains the requisite information that results in such Registration Statement no longer containing any untrue statement of material fact or omitting to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading).

(f)                                   Dynegy will use reasonable best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as promptly as reasonably practicable, or if any such order or suspension is made effective during any Blackout Period or Suspension Period, as promptly as reasonably practicable after such Blackout Period or Suspension Period is over.

(g)                                  During the Effectiveness Period Dynegy will furnish to each such Holder, without charge, at least one conformed copy of each Registration Statement and each amendment thereto and all exhibits to the extent requested by such Holder (including those incorporated by reference) promptly after the filing of such documents with the Commission; provided, that Dynegy will not have any obligation to provide any document pursuant to this clause that is available on the Commission’s EDGAR system.

(h)                                 Dynegy will promptly deliver to each Holder, without charge, as many copies of each Prospectus or Prospectuses (including each form of prospectus) authorized by Dynegy for use and each amendment or supplement thereto as such Holder may reasonably request during the Effectiveness Period. Subject to the terms of this Agreement, Dynegy consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

(i)                                     Dynegy will cooperate with such Holders to facilitate the timely preparation and delivery of book-entry interests representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which book-entry interests shall be free of all restrictive legends indicating that the Registrable Securities are unregistered or unqualified for resale under the Securities Act, Exchange Act or other applicable securities Laws, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holder may request in writing. In connection therewith, if required by Dynegy’s transfer agent, Dynegy will promptly, after the Effective Date of the Registration Statement, cause an opinion of counsel as to the effectiveness of the Registration Statement to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent which authorize and direct the transfer agent to issue such Registrable Securities without any such legend upon sale by the Holder of such Registrable Securities under the Registration Statement.

(j)                                    Upon the occurrence of any event contemplated by Section 3(e)(v), subject to Section 2(a)(iv) and this Section 3(j), as promptly as reasonably practicable, Dynegy will prepare a supplement or amendment, including a post-effective amendment, if required by applicable Law, to the affected Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any

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other required document so that, as thereafter delivered, no Registration Statement nor any Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(k)                                 Such Holders may distribute the Registrable Securities by means of an underwritten offering; provided that (i) in the case of a Demand Registration or Shelf Registration, the Initiating Holder provides written notice to Dynegy of its intention to distribute Registrable Securities by means of an underwritten offering, which for the avoidance of doubt in the case of a Demand Registration, may be made at a date later than the original Demand Notice (the “Underwritten Offering Notice” and such underwritten offering being referred to herein as an “Underwritten Offering”), and, in the case of a Piggyback Registration, the electing Holders must include their Registrable Securities in an underwritten offering if the Piggyback Notice so requires, (ii) the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein, (iii) the managing underwriter or managing underwriters thereof shall be designated by the Initiating Holder in the case of a Demand Registration and the Holders in the case of a Shelf Registration (provided, however, that such designated managing underwriter or managing underwriters shall be reasonably acceptable to Dynegy), by Dynegy in the case of a registration initiated by Dynegy or by such other holder in the case of a registration initiated by another holder, (iv) each Holder participating in such underwritten offering agrees to enter into an underwriting agreement in customary form and sell such Holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled to select the managing underwriter or managing underwriters hereunder and (v) each Holder participating in such underwritten offering completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements. Dynegy hereby agrees with each Holder that, in connection with any Underwritten Offering in accordance with the terms hereof, it will negotiate in good faith and execute all indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements. If, in the case of an Underwritten Offering, the managing underwriter advises Dynegy that the inclusion of all of the Holders’ Registrable Securities in the subject Underwritten Offering would likely have an adverse effect in any material respect on the price, timing or distribution of Registrable Securities proposed to be included in such Underwritten Offering, then Dynegy shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares of Common Stock that may be included in the Underwritten Offering shall be allocated to the Holders on a pro rata basis based on the number of Registrable Securities held by all such Holders (including the Initiating Holders).  Any Registrable Securities excluded from such Underwritten Offering shall be withdrawn from the Underwritten Offering. In the event that the managing underwriter limits the number of Registrable Securities to be included in the Underwritten Offering pursuant to this Section 3(k) such that at least one-half (1/2) of the aggregate Registrable Securities set forth in such Holders’ written requests pursuant to this Section 3(k) are included in the Underwritten Offering, such Underwritten Offering shall be considered to be a Demand Registration for purposes of the limitations set forth in Section 2(a)(iii) and an Underwritten Offering for purposes of the limitations set forth in this Section

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3(k). In the case of an Underwritten Offering, the price, underwriting discount and other financial terms for the Registrable Securities shall be determined by the Holders.  In addition, in the case of any Underwritten Offering, each of the Holders may withdraw all or part of their request to participate in the registration after being advised of such price, discount and other terms and shall not be required to enter into any agreements or documentation that would require otherwise. Dynegy shall not be obligated to take any action to effect any Underwritten Offering (i) if an Underwritten Offering (including an Underwritten Shelf Takedown) was consummated within the preceding forty-five (45) days (unless otherwise consented to by Dynegy and approved by Dynegy’s Board) or (ii) during a Blackout Period.

(l)                                     In the case of an Underwritten Offering, upon the request of the applicable underwriter or underwriters, Dynegy will obtain for delivery to such underwriter or underwriters an opinion or opinions from counsel for Dynegy dated the date of the closing under the underwriting agreement, in customary form, scope and substance;

(m)                             In the case of an Underwritten Offering, upon the request of the applicable underwriter or underwriters, (a) Dynegy shall obtain for delivery to the managing underwriter or underwriters, with copies to the Holders, a cold comfort letter from Dynegy’s independent certified public accountants or independent auditors (and, if necessary, any other independent certified public accountants or independent auditors of any subsidiary of Dynegy or any business acquired by Dynegy for which financial statements and financial data are, or are required to be, included in the Registration Statement)  in customary form and covering such matters of the type customarily covered by cold comfort letters as the managing underwriter or underwriters reasonably request, dated the date of execution of the underwriting agreement and brought down to the closing under the underwriting agreement and (b) Dynegy shall obtain the required consents from Dynegy’s independent certified public accountants and, if applicable, independent auditors to include the accountants’ or auditors’ report, as applicable, relating to the specified financial statements in the Registration Statement and to be named as an expert in the Registration Statement.

(n)                                 Dynegy shall reasonably cooperate with each Holder and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA.

(o)                                 Dynegy shall use its reasonable best efforts to comply with all applicable securities laws and make available to its security holders, as soon as reasonably practicable, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder.

(p)                                 Dynegy shall provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement from and after a date not later than the effective date of such Registration Statement.

(q)                                 Dynegy shall use its best efforts to cause all Registrable Securities covered by the applicable Registration Statement to be listed on the securities exchange on which the Common Stock  is then listed.

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(r)                                    In the event such Holders seek to complete an Underwritten Offering, for a reasonable period prior to the filing of any Registration Statement and throughout the Effectiveness Period, Dynegy will make available upon reasonable notice at Dynegy’s principal place of business or such other reasonable place for inspection during normal business hours by the managing underwriter or managing underwriters selected in accordance with Section 3(k) such financial and other information and books and records of Dynegy, and cause the officers, employees, counsel and independent certified public accountants of Dynegy to respond to such inquiries, as shall be reasonably necessary (and in the case of counsel, not violate an attorney-client privilege in such counsel’s reasonable belief) to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act.

(s)                                   In connection with any Demand Registration, Dynegy will use reasonable best efforts to cause appropriate officers and employees to be available, on a customary basis and upon reasonable notice, to meet with prospective investors in presentations, meetings and road shows.

(t)                                    Dynegy may require such Holders to furnish to Dynegy any other information regarding the Holder and the distribution of such securities as Dynegy reasonably determines is required to be included in any Registration Statement.

4.                                      Registration Expenses. All Registration Expenses incident to the Parties’ performance of or compliance with their respective obligations under this Agreement or otherwise in connection with any Shelf Registration (including any Shelf Takedown) Demand Registration or Piggyback Registration (in each case, excluding any Selling Expenses) shall be borne by Dynegy, whether or not any Registrable Securities are sold pursuant to a Registration Statement; provided that Dynegy shall not be required to bear any such Registration Expenses of Holders that have withdrawn their request for registration under this Agreement such that it no longer counts as an Underwritten Offering for purposes of Section 2(b)(iii). “Registration Expenses” shall include (i) all registration and filing fees (including fees and expenses (A) with respect to filings required to be made with the Trading Market and (B) in compliance with applicable state securities or “Blue Sky” Laws), (ii) printing expenses (including expenses of printing certificates for Dynegy Securities and of printing prospectuses if the printing of prospectuses is reasonably requested by a Holder of Registrable Securities included in the Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel, auditors and accountants for Dynegy, (v) Securities Act liability insurance, if Dynegy so desires such insurance, (vi) fees and expenses of all other Persons retained by Dynegy in connection with the consummation of the transactions contemplated by this Agreement and (vii) all expenses relating to marketing the sale of the Registrable Securities, including expenses related to conducting a “road show.” In addition, Dynegy shall be responsible for all of its expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including expenses payable to third parties and including all salaries and expenses of their officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on the Trading Market.

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5.                                      Indemnification.

(a)                                 Dynegy shall indemnify and hold harmless each Holder, its Affiliates and each of their respective officers and directors and any Person who controls any such Holder (within the meaning of the Securities Act) and any agent thereof (collectively, “Holder Indemnified Persons”), to the fullest extent permitted by applicable Law, from and against any and all losses, claims, damages, liabilities, joint or several, costs (including reasonable costs of preparation and reasonable attorneys’ fees) and expenses, judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Holder Indemnified Person may be involved, or is threatened to be involved, as a party or otherwise, under the Securities Act or otherwise (collectively, “Losses”), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which any Registrable Securities were registered, in any preliminary prospectus (if Dynegy authorized the use of such preliminary prospectus prior to the Effective Date), or in any summary or final prospectus or free writing prospectus (if such free writing prospectus was authorized for use by Dynegy) or in any amendment or supplement thereto (if used during the period Dynegy is required to keep the Registration Statement current), or arising out of, based upon or resulting from the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein (in the case of any preliminary prospectus, final prospectus or free writing prospectus, in the light of the circumstances in which they were made) not misleading; provided, however, that Dynegy shall not be liable to any Holder Indemnified Person to the extent that any such claim arises out of, is based upon or results from (i) an untrue or alleged untrue statement or omission or alleged omission made in such Registration Statement, such preliminary, summary or final prospectus or free writing prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to Dynegy by or on behalf of such Holder Indemnified Person or any underwriter specifically for use in the preparation thereof or (ii) any Disposition of Registrable Securities during a Blackout Period or a Suspension Period. Dynegy shall notify the Holders promptly of the institution, threat or assertion of any Proceeding of which Dynegy is aware in connection with the transactions contemplated by this Agreement.

(b)                                 In connection with any Registration Statement in which a Holder participates, such Holder shall indemnify and hold harmless Dynegy, its Affiliates and each of their respective officers, directors and any Person who controls Dynegy (within the meaning of the Securities Act) and any agent thereof (collectively, the “Dynegy Indemnified Persons”), to the fullest extent permitted by applicable Law, from and against any and all Losses as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in any such Registration Statement, in any preliminary prospectus (if used prior to the Effective Date of such Registration Statement), or in any summary or final prospectus or free writing prospectus or in any amendment or supplement thereto (if used during the period Dynegy is required to keep the Registration Statement current), or arising out of, based upon or resulting from the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein, (in the case of any preliminary prospectus, final prospectus or free writing prospectus, in the light of the circumstances in which they were made) not misleading, but only to the extent that the same are made in reliance and in conformity with information relating to the Holder furnished in writing to Dynegy by such Holder for use therein.

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(c)                                  Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim or there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (in addition to any local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party there may be one or more legal or equitable defenses available to such indemnified party that are in addition to or may conflict with those available to another indemnified party with respect to such claim. Failure to give prompt written notice shall not release the indemnifying party from its obligations hereunder.

(d)

(i)                                     If a claim for indemnification under Section 5(a) or 5(b) is unavailable to an indemnified party (by reason of public policy or otherwise), then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations.  The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission.  The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 5(d)(ii), any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section 5 was available to such party in accordance with its terms.

(ii)                                  The Parties agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in Section 5(d)(i).  Notwithstanding the provisions of this Section 5(d), no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or

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alleged untrue statement or omission or alleged omission.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)                                  Notwithstanding anything to the contrary herein, this Section 5 shall survive any termination or expiration of this Agreement indefinitely.

6.                                      Facilitation of Sales Under Rule 144.  Dynegy covenants that it will file the reports required to be filed by it under the Exchange Act and the Securities Act (or, if Dynegy is not required to file such reports, it will, upon the reasonable request a Holder, make publicly available such necessary information for so long as necessary to permit sales pursuant to Rules 144 under the Securities Act), and it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable the Holders to sell Registrable Securities without Registration under the Securities Act within the limitation of the exemptions provided by (i) Rules 144 under the Securities Act or (ii) any similar rule or regulation hereafter adopted by the Commission  Upon the reasonable request of a Holder, Dynegy will deliver to such Holder a written statement as to whether it has complied with such requirements and, if not, the specifics thereof.

7.                                      Standstill; Lock-Up.

(a)                                 For a period beginning on the date hereof and ending on the six (6) month anniversary of the first date that Purchaser and any Controlled Affiliates cease to Beneficially Own in the aggregate at least 10% of the then-outstanding Common Stock, without the prior written consent of Dynegy, Purchaser agrees that it shall not, and shall cause its Affiliates and its and their Representatives not to, in each case, individually, collectively or in concert with any other Persons, directly or indirectly:

(i)                                     acquire or agree to acquire from any Person, directly or indirectly, by purchase or merger, through the acquisition of control of another Person, by joining a partnership, limited partnership or other “group” (within the meaning of Section 13(d)(3) of the Exchange Act) or otherwise, Beneficial Ownership of any Equity Securities or debt or hybrid securities of Dynegy, or direct or indirect rights (including convertible securities), options or warrants to acquire such Beneficial Ownership (collectively, the “Securities”); provided, however, that no such acquisition or agreement to acquire shall be deemed to occur solely due to (A) a stock split, reverse stock split, reclassification, reorganization or other transaction by Dynegy affecting any class of the outstanding Equity Securities generally, (B) a dividend of Securities or other pro rata distribution by Dynegy to holders of its outstanding Equity Securities or (C) a purchase by Purchaser or any Controlled Affiliate of Securities of Dynegy pursuant to Section 7(d) or Section 8;

(ii)                                  except as provided in Section 9 and Section 11, make, or in any way participate in, directly or indirectly, any “solicitation” of “proxies” to vote (as such terms are used in the Regulation 14A promulgated under the Exchange Act), become a “participant” in, or encourage, support or aid any other Person to become a “participant,” in any “election contest” (as such terms are defined in Rule 14a-11 promulgated under

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the Exchange Act) or seek to advise or influence any Stockholders with respect to the voting of any voting Securities of Dynegy, in each case with respect to Dynegy;

(iii)                               form, join or in any way participate in the formation of, a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any voting securities of Dynegy other than a “group” that consists solely of the Controlled Affiliates;

(iv)                              deposit any Securities into a voting trust, or subject any Securities to any voting or pooling agreement or arrangement with respect to the voting of such Securities, or other agreement or arrangement having similar effect;

(v)                                 participate in any tender offer, exchange offer, merger, acquisition, share exchange or other similar business combination or any Change of Control Transaction involving Dynegy or any of its Subsidiaries, or any recapitalization, restructuring, liquidation, Disposition or dissolution of, or other extraordinary transaction involving, Dynegy, any of its Subsidiaries or any material portion of their businesses (but excluding, in each case, any Disposition of any Securities of Dynegy held by Purchaser or any of its Affiliates otherwise permitted by the terms of this Agreement);

(vi)                              make any public disclosure, or take any action which would reasonably be expected to require Dynegy to make any public disclosure, with respect to the intention of Purchaser or its Affiliates to take any action that would be prohibited by this Section 7(a);

(vii)                           publicly disclose any intention, plan or arrangement inconsistent any provision of this Section 7(a);

(viii)                        propose, or agree to, or enter into any discussions, negotiations or arrangements with, or provide any Confidential Information to, or act in concert with, any other Person (other than Representatives of Purchaser in compliance with Section 13) for the purpose of taking any action that would be prohibited by this Section 7(a); or

(ix)                              request that Dynegy (or any directors, officers, employees or agents of Dynegy), directly or indirectly, amend, waive or modify any provision of this Section 7(a), unless such request is made confidentially to the Board.

Notwithstanding the foregoing, nothing in this Section 7(a) shall (i) prohibit or restrict in any respect any Designated Director from participating as a member of the Board and committees thereof in his or her capacity as such to the extent permitted by Law and exercising his or her fiduciary duties in connection therewith, (ii) restrict the rights of Purchaser or its Affiliates or its or their respective Representatives under any of the other Delta Documents, (iii) prohibit the taking of any action that is otherwise expressly permitted pursuant to the terms of this Agreement (including Sections 7(d), 8, 9 and 11 of this Agreement) or (iv) prohibit the taking of any action that is approved by the Board.  Furthermore, and without limiting Section 11, the provisions of this Section 7(a) shall automatically terminate and be inoperative and of no force or effect if any Person or its Affiliates (w) enters into a definitive and binding agreement with Dynegy providing for a Change of Control Transaction, (x) commences a tender offer or

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exchange offer with respect to Equity Securities representing 40% or more of the voting power of the Company and Dynegy does not recommend within ten (10) Business Days of the commencement of such tender offer or exchange offer that the Stockholders not tender their Equity Securities pursuant to such tender offer or exchange offer, or (y) enters into an agreement or commences a proxy solicitation in which such Person or its Affiliates would acquire the ability to elect a majority of the Board and Dynegy does not recommend against such agreement or proxy solicitation within ten (10) Business Days of the entry into such agreement or the commencement of such proxy solicitation.

(b)                                 Notwithstanding anything to the contrary in this Agreement, except for any Disposition of Shares to an Controlled Affiliate pursuant to Section 7(d), for a period of six (6) months after the date hereof (the “Lock-Up Period”) without the prior written consent of Dynegy, Purchaser agrees not to offer, sell, contract to sell, pledge or otherwise Dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the Disposition of Shares (whether by actual Disposition or effective economic Disposition due to cash settlement or otherwise) by Purchaser or any of its Affiliates, directly or indirectly, including by establishing or increasing a put equivalent position or liquidating or decreasing a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any Shares or any securities that are convertible into, or exercisable or exchangeable for, or that represent the right to receive, the Shares, or publicly announce an intention to effect any such transaction; provided that nothing in this Section 7(b) shall restrict or otherwise modify the obligations of Dynegy set forth in Section 2(a)(i).

(c)                                  Until the first date that Purchaser and any Controlled Affiliates cease to Beneficially Own in the aggregate at least 5% of the then-outstanding Common Stock, Purchaser shall not, and shall cause its Affiliates not to, enter into any Hedging Arrangements.

(d)                                 Purchaser may Dispose of Shares to one or more Controlled Affiliates (and such Controlled Affiliates may then Dispose of Shares to one or more Controlled Affiliates), provided that such transferee Controlled Affiliate agrees in writing to be bound by the terms and conditions, including the restrictions with respect to Purchaser set forth in this Agreement.

(e)                                  Notwithstanding anything to the contrary in this Agreement, until the first date that Purchaser and any Controlled Affiliates cease to Beneficially Own in the aggregate at least 10% of the then-outstanding Common Stock, Purchaser shall not Dispose of any Shares (other than to an Controlled Affiliate pursuant to Section 7(d)) except: (i) pursuant to a registered offering under the Securities Act; (ii) pursuant to Rule 144 (in accordance with the volume and procedural limitations set forth in Rule 144 to the extent  legally applicable to Purchaser at the time of the sale); or (iii) to any Person or group that, after giving effect to such Disposition, will not be reasonably expected (after reasonable investigation by Purchaser) to Beneficially Own 9.9% or more of the then-outstanding Common Stock.

(f)                                   For so long as any Holder and its Affiliates Beneficially Own in the aggregate at least 5% of the then-outstanding Common Stock, in connection with any underwritten offering of Common Stock, such Holder and its Affiliates will agree, upon the request of Dynegy, to enter into a customary lock-up agreement with the managing underwriters

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of such offering, provided however, that the lock-up period under such agreement shall not exceed ninety (90) days and shall be no more restrictive than any lock-up arrangement entered into by the officers and directors of Dynegy or any other Stockholder that holds at least 5% of the then-outstanding Common Stock.

(g)                                  Until the first date that Purchaser and any Controlled Affiliates cease to Beneficially Own in the aggregate 10% or more of the then-outstanding Common Stock, Purchaser shall not Dispose of any Shares to any Person pursuant to Section 7(d) or Section 7(e)(iii) and shall cause its Affiliates not to Dispose of Beneficial Ownership in any Shares (i) if such Disposition is reasonably likely to require the approval of Federal Energy Regulatory Commission (the “FERC”) under Section 203 of the Federal Power Act (the “FPA”), or the approval of or notification to any state utility agency under the applicable Laws of such state, and the FERC or the relevant state utility agency shall have not issued an order approving such proposed Disposition or accepting any such required notification (or otherwise indicating in writing that no further action will be taken with respect to any required notification), as applicable, (ii) if such Disposition is reasonably likely to result in the loss of market-based rate authority, or a requirement by the FERC to implement mitigation measures in order to retain such authority, by Dynegy, any of its Subsidiaries, or any “affiliate” of Dynegy as defined in 18 C.F.R. § 35.36 or otherwise for market-based rate purposes under Section 205 of the FPA, or (iii) if, immediately following such Disposition, Dynegy or any member of its “holding company system” as defined in 18 C.F.R. § 366.1 that is, immediately prior to such Disposition, exempt from regulation pursuant to 18 C.F.R. § 366.3(a), would reasonably be likely to cease to be exempt from regulation pursuant to 18 C.F.R. § 366.3(a) immediately following such Disposition.

8.                                      Right of First Refusal.

(a)                                 Until the earlier of (i) first date that Purchaser and any Controlled Affiliates cease to Beneficially Own in the aggregate at least 7.5% of the then-outstanding Common Stock, and (ii) three (3) years after the date of this Agreement, Dynegy shall not issue any Equity Securities that would rank senior to the Common Stock with respect to dividends and distributions upon liquidation other than pursuant to an Excluded Issuance (such issuance, a “Proposed Covered Issuance”) unless Dynegy has first complied with the terms of this Section 8.  Prior to any Proposed Covered Issuance, Dynegy shall provide written notice to Purchaser (the “ROFR Notice”) describing in reasonable detail the Proposed Covered Issuance, including the number and type of Equity Securities to be issued in the Proposed Covered Issuance (the “Proposed Securities”), the consideration to be paid for the Proposed Securities, whether the Proposed Covered Issuance will be registered under the Securities Act and, if not registered under the Securities Act, the parties, if known, to the Proposed Covered Issuance and any other material conditions or contingencies relating to the Proposed Covered Issuance. Purchaser shall have fifteen (15) days after the delivery of the ROFR Notice (the “ROFR Consideration Period”) to deliver written notice (such notice as such may be amended pursuant to Section 8(b), a “ROFR Election Notice”) to Dynegy stating that Purchaser intends to purchase up to its pro rata portion of the Proposed Securities based on the percentage of Dynegy’s then outstanding Common Stock Beneficially Owned by Purchaser or any Controlled Affiliate on the terms, conditions and contingencies set forth in the ROFR Notice, and Purchaser shall not have the right to purchase any such Proposed Securities in excess of such pro rata portion.

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(b)                                 Notwithstanding anything to the contrary contained in Section 8(a), in the event that Purchaser delivers a ROFR Election Notice electing to purchase an amount of Proposed Securities that would require the approval of the Stockholders pursuant to Section 312.03 of the NYSE Listed Company Manual (“ROFR Shareholder Approval”), Dynegy shall, within three (3) Business Days of receiving such ROFR Election Notice, provide written notice to Purchaser (the “ROFR Shareholder Approval Notice”) setting forth the amount of Proposed Securities that cannot be issued without such ROFR Shareholder Approval (the “Excess Proposed Securities”).  In such case, Purchaser shall have the right, within five (5) Business Days of receiving such ROFR Shareholder Approval Notice, to deliver a written notice to Dynegy withdrawing its ROFR Election Notice or amending its ROFR Election Notice to alter the amount of Proposed Securities it is electing to purchase. To the extent that Purchaser does not withdraw its ROFR Election Notice, or otherwise amend its ROFR Election Notice to remove any Excess Proposed Securities, then Dynegy shall be required to issue to Purchaser in place of each Excess Proposed Security included in the ROFR Election Notice an Equity Security that is identical in all respects to such Excess Proposed Security except that such Equity Security shall be a non-voting Equity Security that will automatically convert into a voting Equity Security upon receipt of the requisite ROFR Shareholder Approval (such that upon receipt of ROFR Shareholder Approval, such Equity Security will automatically convert and be identical in all respects to the Proposed Securities).

(c)                                  If Purchaser delivers the ROFR Election Notice prior to the expiration of the ROFR Consideration Period, the Parties shall use reasonable best efforts for a period of forty-five (45) days (the “ROFR Negotiation Period”) after delivery of the ROFR Election Notice to negotiate in good faith a definitive agreement or agreements providing for the sale and issuance of the Proposed Securities Purchaser has determined to purchase in the ROFR Election Notice  at the price and on the other terms, conditions and contingencies set forth in the ROFR Notice and as set forth in Section 8(b) as promptly as practicable.  In the event that ROFR Shareholder Approval is required in connection with any such Proposed Covered Issuance, Dynegy will use reasonable best efforts to secure such ROFR Shareholder Approval as promptly as reasonably practicable; provided, however, that Dynegy shall not be required to submit any proposal to obtain the ROFR Shareholder Approval to the Stockholders until the next annual meeting of Stockholders occurring after the delivery of the ROFR Election Notice; provided, further, that if Purchaser delivers such ROFR Election Notice within seventy-five (75) days prior to the one year anniversary of the date of Dynegy’s prior annual meeting of Stockholders, Dynegy shall not be required to submit a proposal to obtain the ROFR Shareholder Approval until the annual meeting of Stockholders occurring in the calendar year after the calendar year in which Purchaser delivered such ROFR Election Notice.

(d)                                 If (i) Purchaser does not deliver the ROFR Election Notice prior to the expiration of the ROFR Consideration Period, or withdraws its ROFR Election Notice pursuant to Section 8(b), or (ii) Purchaser delivers the ROFR Election Notice prior to the expiration of the ROFR Consideration Period but the Parties do not execute a definitive agreement providing for the Proposed Covered Issuance prior to the expiration of the ROFR Negotiation Period, then for a period of one-hundred and twenty (120) days after the expiration of the ROFR Consideration Period, the date on which the ROFR Election Notice is withdrawn or the expiration of the ROFR Negotiation Period, as applicable, Dynegy may consummate the Proposed Covered Issuance with Persons other than Purchaser on terms, conditions and contingencies that no more

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favorable, in the aggregate, to such other Persons than the terms, conditions and contingencies set forth in the ROFR Notice.  If Dynegy does not consummate such Proposed Covered Issuance within such one-hundred and twenty (120) day period, then Dynegy shall not thereafter consummate such Proposed Covered Issuance without first offering the Proposed Securities to Purchaser in the manner described in this Section 8.

(e)                                  Notwithstanding anything to the contrary set forth in this Section 8, Purchaser shall be permitted to assign any of its rights under this Section 8 (including its right to acquire any of the Proposed Securities) to one or more Controlled Affiliates that agree in writing to be bound by the terms and conditions of this Agreement.

(f)                                   For purposes of this Section 8, “Excluded Issuance”  means any of the following:

(i)                                     the issuance of Equity Securities pursuant to any employee benefits or other compensation plan approved by the Board and the Stockholders;

(ii)                                  the issuance of Equity Securities other than for cash consideration pursuant to a merger, consolidation, acquisition, Disposition or similar business combination approved by the Board;

(iii)                               the issuance of Equity Securities upon any stock dividend, stock split or other pro rata distribution, subdivision or combination of securities or other recapitalization of Dynegy;

(iv)                              the issuance of Equity Securities upon conversion of the Dynegy Preferred Stock outstanding as of the date hereof in accordance with its terms;

(v)                                 the issuance of Equity Securities upon the exercise of the Dynegy Warrants outstanding as of the date hereof in accordance with their terms; or

(vi)                              the issuance of Equity Securities issued pursuant to the terms of a “poison pill” or other stockholder rights plan approved by the Board.

9.                                      Director Designation Rights.

(a)                                 Board Representation.

(i)                                     On the date hereof, the Board shall adopt resolutions that (A) increase the number of natural persons that constitute the whole Board by one (1) person and (B) fill the vacancy created by virtue of such increase in the size of the Board with Tyler Reeder (the “Initial Appointment”).  For the avoidance of doubt, (1) Dynegy acknowledges and agrees that Tyler Reeder meets all of the qualifications set forth in Section 9(a)(ii) and has provided all of the requisite information necessary to be admitted to the Board on the date hereof and (2) Tyler Reeder shall be considered a Designated Director.

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(ii)                                  Until a Termination Event, Purchaser shall have the right to nominate an individual for election to the Board, in each case pursuant to the Dynegy Organizational Documents, who must in the reasonable, good faith judgment of the Corporate Governance and Nominating Committee of the Board, (1) have the requisite skill and experience to serve as a director of a publicly traded company, (2) not be prohibited or disqualified from serving as a director of Dynegy pursuant to the Dynegy Bylaws (as in effect as of the date hereof) or any rule or regulation of the Commission, the NYSE (or any other principal stock exchange or market upon which the Common Stock may be listed) or by applicable Law and (3) otherwise be reasonably acceptable to the Corporate Governance and Nominating Committee of the Board (the “Designated Director”). Purchaser shall, and shall cause the Designated Director to, timely provide Dynegy with accurate and complete information relating to Purchaser and the Designated Director that may be required to be disclosed by Dynegy under the Exchange Act. In addition, at Dynegy’s request, Purchaser shall cause the Designated Director to complete and execute Dynegy’s standard director and officer questionnaire and provide such other information as Dynegy may reasonably request prior to being admitted to the Board or standing for reelection at an annual meeting of Stockholders or at such other time as may be requested by Dynegy; provided that, in each case, all such information is generally required to be delivered to Dynegy by the other outside directors of Dynegy.

(iii)                               The Designated Director will hold office until his or her term expires and such Designated Director’s successor has been duly elected and qualified or until such Designated Director’s earlier death, resignation or removal.

(iv)                              Following the Initial Appointment, in order to designate an individual as the Designated Director, Purchaser must deliver to Dynegy a written notice in accordance with the notice provisions set forth in Section 14(d), which notice shall include (A) the name, age, business address and residence address of such designee, (B) a current resume and curriculum vitae of such designee and (C) a statement describing such designee’s qualifications.

(v)                                 Prior to a Termination Event:

(A)                               in connection with each annual meeting of Stockholders, and subject to the conditions of Section 9(a)(ii) of this Agreement, Dynegy shall nominate the Designated Director for election or reelection, as applicable, to the Board and shall use its reasonable best efforts, and take all reasonable and lawful actions necessary or advisable, to cause the Board to recommend that the Stockholders vote “FOR” the election of the Designated Director;

(B)                               upon written notice from Dynegy to Purchaser that a Resignation Event has occurred, which notice shall set forth in reasonable detail the facts and circumstances constituting the Resignation Event, Purchaser will cause the Designated Director then serving as a member of the Board

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to resign as a member of the Board within five (5) Business Days of such written notice; and

(C)                               any vacancy caused by the death, disability, removal or resignation of the Designated Director shall be filled by the Board with an individual designated by Purchaser who, subject to the conditions of Section 9(a)(ii) of this Agreement, shall become the Designated Director.

(vi)                              Any action by Purchaser to designate or replace the Designated Director shall be evidenced in writing delivered to Dynegy and shall be signed by or on behalf of Purchaser.

(vii)                           Prior to designating a Designated Director, Purchaser shall, to the extent requested in writing by Dynegy, enter into a written agreement in a form reasonably satisfactory to Dynegy with the Designated Director whereby such Designated Director agrees to resign as a member of the Board upon a Resignation Event, a Termination Event or at Purchaser’s request, as applicable. Purchaser acknowledges and agrees that such an agreement is in the best interest of Dynegy and Purchaser, and that Dynegy shall be a third-party beneficiary of the terms and conditions of such an agreement, and Dynegy shall have the right to enforce such an agreement to the same extent as the parties thereto.

(viii)                        Dynegy shall notify the Designated Director of all regular and special meetings of the Board and of all regular and special meetings of any committee of the Board of which the Designated Director is a member.  Dynegy shall provide the Designated Director with copies of all notices, minutes, consents and other materials provided to all other members of the Board concurrently as such materials are provided to the other members.

(b)                                 Termination of Director Designation Rights. Upon the occurrence of a Termination Event, Purchaser’s right to designate, and Dynegy’s obligation to nominate, the Designated Director shall automatically terminate, and Purchaser shall cause the Designated Director then serving as a member of the Board, promptly upon (and in any event within five (5) Business Days following) receipt of a written request from Dynegy, to resign as a member of the Board. In the event Dynegy does not request that the Designated Director be caused to resign upon occurrence of a Termination Event, such Designated Director will no longer be considered a designee of Purchaser and will be subject to election and reelection in accordance with the Dynegy Bylaws. Purchaser shall have the right at any time to cause the Designated Director to resign as a member of the Board and to waive its rights to designate a nominee for election to the Board.

(c)                                  Director Indemnification. At all times while the Designated Director is serving as a member of the Board, and following any such Designated Director’s death, resignation, removal or other cessation as a director in such former Designated Director’s capacity as a former director, each Designated Director shall be entitled to all rights to indemnification and exculpation as are then made available to any other member (or former

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member) of the Board.  In addition, for so long as Dynegy maintains directors and officers liability insurance, Dynegy shall include the Designated Director as an “insured” for all purposes under such insurance policy for so long as such Designated Director is a director of Dynegy and for the same period as other former directors of Dynegy when such Designated Director ceases to be a director of Dynegy. Each Designated Director is an express third party beneficiary of the terms of this Section 9(c).

(d)                                 Director Compensation. In the event that the Designated Director is an employee of ECP or any Affiliate of ECP that is a Fund Manager, Fund Advisor or Fund (but excluding, for the avoidance of doubt, any portfolio company of any Fund) (an “ECP Employee”), such Designated Director shall not be entitled to compensation and benefits but shall be entitled to receive at least the same reimbursement for fees and expenses as other outside directors and, in any event, shall be entitled to reimbursement for documented, reasonable out-of-pocket fees and expenses incurred in connection with such Designated Director’s service on the Board or any committee thereof (including in respect of travel, lodging, etc.).  In the event that the Designated Director is not an ECP Employee, then such Designated Director shall, at such Designated Director’s election, be entitled to receive at least the same compensation and benefits as other outside directors of Dynegy.  Each Designated Director is an express third party beneficiary of the terms of this Section 9(d).

10.                               Corporate Opportunities.  Dynegy, on behalf of itself and its Subsidiaries, (a) acknowledges and affirms that Purchaser, ECP and its and their respective Affiliates, employees, directors, partners and members, including any Designated Directors (the “ECP Group”) (i) have participated (directly or indirectly) and will continue to participate (directly or indirectly) in private equity, venture capital and other direct investments in corporations, joint ventures, limited liability companies and other entities (“Other Investments”), including Other Investments engaged in various aspects of the power generating business (and related services businesses) that may, are or will be competitive with Dynegy’s business or that could be suitable for Dynegy’s interest, (ii) have interests in, participate with, aid and maintain seats on the board of directors or similar governing bodies of, Other Investments, (iii) may develop or become aware of business opportunities for Other Investments; and (iv) may or will, as a result of or arising from the matters referenced in this Section 10, the nature of the Affiliated Parties’ businesses and other factors, have conflicts of interest or potential conflicts of interest, (b) hereby renounces and disclaims any interest or expectancy in any business opportunity (including any Other Investments or any other opportunities that may arise in connection with the circumstances described in the foregoing clauses (i) — (iv) (collectively, the “Renounced Business Opportunities”) and (c) acknowledges and affirms that no member of the ECP Group, including any Designated Director, shall have any obligation to communicate or offer any Renounced Business Opportunity to Dynegy, and any member of the ECP Group may pursue a Renounced Business Opportunity.  Notwithstanding the foregoing, Dynegy does not renounce its interest in any corporate opportunity if such corporate opportunity was offered to a Designated Director solely in his or her capacity as a director of Dynegy, provided that such opportunity (i) has not been separately presented to ECP or its Affiliates or is not otherwise being independently pursued by ECP or its Affiliates (in each case whether before or after such opportunity is presented to such Designated Director) or (ii) is not disclosed to the public, in each case of clauses (i) and (ii), other than as a result of a breach of such Designated Director’s confidentiality obligations to Dynegy or a breach of Purchaser’s or its Representatives’

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obligations under  Section 13.  Notwithstanding anything to the contrary in this Section 10, Dynegy shall not be prohibited from pursuing any Renounced Business Opportunity as a result of this Section 10.

11.                               Voting Arrangements.  Until the first date that Purchaser and any Controlled Affiliates cease to Beneficially Own at least 10% of the then-outstanding Common Stock, at any annual or special meeting (or adjournment thereof) of the Stockholders, Purchaser shall vote, or cause to be voted, the Shares (and any other shares of Common Stock that Purchaser or its Affiliates Beneficially Own after the date hereof) as recommended by the Board.  This Section 11 shall terminate upon the consummation of a Change of Control Transaction.

12.                               Section 16 Filings. Purchaser shall be solely responsible for making, or causing to be made, any filings with the Commission required to made by the Designated Director, Purchaser or any of their respective Affiliates under Section 16 of the Exchange Act (including any filing on Form 3, Form 4 or Form 5) as a result of the Beneficial Ownership of any shares of Common Stock, or any securities that are convertible into, or exercisable or exchangeable for, or that represent the right to receive, shares of Common Stock, by Purchaser and any Controlled Affiliates; provided that Dynegy shall cooperate with Purchaser in connection therewith, including by providing such information as may be reasonably requested by Purchaser in connection with such filings.

13.                               Information Rights; Confidentiality.

(a)                                 Until the first date that Purchaser and any Controlled Affiliate cease to Beneficially Own at least 5% of the then-outstanding Common Stock, Dynegy shall provide Purchaser with such information as Purchaser may reasonably request to the extent necessary to evaluate its investment in the Shares; provided that Dynegy may deny access to any information and reports or portions thereof (i) if Dynegy reasonably determines that access to any such information or report could (A) result in a waiver of the attorney—client privilege (based on the advice of counsel), (B) cause Dynegy to violate obligations with respect to confidential or proprietary information of third parties (provided that Dynegy shall use reasonable efforts to make appropriate substitute arrangements under circumstances where the restrictions in clause (A) or (B) above apply) or (C) cause Dynegy to violate any applicable Laws (including antitrust Laws) or (ii)  in respect of a matter in which Purchaser has a material interest (other than any such interest arising solely as a result of Purchaser’s status as a Stockholder).

(b)                                 Purchaser agrees that Confidential Information has been and may be furnished to it. Purchaser agrees that it shall use, and shall instruct any Person to whom Confidential Information is disclosed pursuant to clause (i) below, to use such Confidential Information only in connection with Purchaser’s investment in the Shares or the other transactions contemplated by the Delta Documents and not for any other purpose. Purchaser further acknowledges and agrees that it shall not disclose any Confidential Information to any Person, except that Purchaser may disclose Confidential Information (i) to Purchaser’s Affiliates and its and their respective directors, officers, employees, members, agents, counsel, investment advisers or other representatives (collectively, “Representatives”), in each case, solely with respect to Purchaser’s investment in Dynegy and the transactions contemplated by the Delta Documents, including to the extent related to the tax treatment and tax structure of the

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transactions contemplated by this Agreement, the Purchase Agreement or any other Delta Document; provided that Purchaser advises any such Affiliates or Representatives of the confidential nature of the Confidential Information and causes its Affiliates, and uses its reasonable best efforts to cause its Representatives, to not disclose the Confidential Information to any Person except as permitted by this Section 13(b) or (ii) to the extent required by applicable Law (including complying with any oral or written questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process to which Purchaser is subject); provided that, prior to any such disclosure, Purchaser shall, to the extent legally permissible, give Dynegy reasonably prompt notice of such request(s) so that Dynegy may seek an appropriate protective order or similar relief (and Purchaser shall reasonably cooperate with such efforts by Dynegy, at Dynegy’s sole cost and expense, and shall in any event make only the minimum disclosure required by such Law)); provided, further, that Purchaser, ECP and its and their respective Affiliates and Representatives shall be permitted to disclose such information regarding the direct or indirect investment in Dynegy by such Purchaser or Affiliates, the financial performance and operations of Dynegy and its Subsidiaries, and such other information relevant to such investment in Dynegy to the limited partners, investors or other direct or indirect equity owners of, or prospective investors of, Funds Affiliated with ECP or their Affiliates who are under customary duties or obligations of confidentiality.  Purchaser shall be liable for any disclosure of Confidential Information by its Affiliates or Representatives in violation of this Section 13(b).

(c)                                  Purchaser is aware, and shall advise its Representatives who are provided any Confidential Information, of the restrictions imposed by the United States securities laws on the purchase or sale of securities by any person who has received material, non-public information from the issuer of such securities and on the communication of such information to any other person when it is reasonably foreseeable that such other person is likely to purchase or sell such securities. Purchaser hereby confirms that it and its Affiliates shall, and shall instruct its Representatives to, take any action necessary to prevent the use of any information about Dynegy in a way which violates any securities or antitrust or other applicable Law.

14.                               Miscellaneous.

(a)                                 Remedies. The Parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that monetary damages, even if available, would not be an adequate remedy therefor.  It is accordingly agreed the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the performance of terms and provisions of this Agreement, without proof of actual damages (and each Party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity.  The Parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for any such breach.

(b)                                 Discontinued Disposition. Each Holder agrees that, upon receipt of a notice from Dynegy of the occurrence of any event of the kind described in clauses (ii) through

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(v) of Section 3(e) (a “Suspension Notice”), such Holder will forthwith discontinue Disposition of such Registrable Securities under any Registration Statement until such Holder’s receipt of the copies of the supplemental Prospectus or amended Registration Statement as contemplated by Section 3(j) or until it is advised in writing by Dynegy that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement (a “Suspension Period”). Dynegy may provide appropriate stop orders to enforce the provisions of this Section 14(b).

(c)                                  Amendments and Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed by Dynegy and Purchaser. Dynegy shall provide prior notice to all Holders of any proposed waiver or amendment. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any Party to exercise any right hereunder in any manner impair the exercise of any such right.

(d)                                 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile or electronic mail as specified in this Section 14(d) prior to 5:00 p.m. (Houston, Texas time) on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile or electronic mail as specified in this Agreement later than 5:00 p.m. (Houston, Texas time) on any date and earlier than 11:59 p.m. (Houston, Texas time) on such date, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service or (iv) upon actual receipt by the Party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to Dynegy:

Dynegy Inc.
601 Travis Street
Houston, TX 77002
Facsimile: (713) 507-6808
E-mail: catherine.james@dynegy.com
Attention: Catherine James, Esq., Executive Vice President and General Counsel

With a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
1440 New York Avenue, N.W.
Washington, DC 20005
Facsimile: (202) 661-8200
E-mail: michael.rogan@skadden.com
Attention: Michael P. Rogan, Esq.

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If to Purchaser:

Energy Capital Partners, LLC
51 John F. Kennedy Parkway, Suite 200
Short Hills, NJ 07078
Facsimile: (973) 671-6101
Email:  asinger@ecpartners.com
Attention: Andrew Singer, Partner & General Counsel

With a copy (which shall not constitute notice) to:

Latham & Watkins LLP
885 Third Avenue

New York, New York 10022
Facsimile: (212) 751-4864
E-mail: david.kurzweil@lw.com; paul.kukish@lw.com
Attention: David Kurzweil; Paul Kukish

If to any other Person who is then the registered Holder:

To the address of such Holder as it appears in the applicable register for the Registrable Securities or such other address as may be designated in writing hereafter, in the same manner, by such Person.

(e)                                  Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns. This Agreement, and any rights or obligations hereunder, may not be assigned without the prior written consent of Dynegy and Purchaser; provided, however, that the rights and obligations of Purchaser hereunder may be transferred or assigned by Purchaser to a Controlled Affiliate pursuant to Section 7(d), provided, further that (i) Dynegy is, within a reasonable time after such transfer, furnished with written notice of the name and address of such Controlled Affiliate and (ii) such Controlled Affiliate agrees in writing to be bound by and subject to the terms set forth in this Agreement.

(f)                                   Third-Party Beneficiaries. There are no third-party beneficiaries having rights under or with respect to this Agreement other than (i) the Holders (other than Purchaser), (ii) the Designated Director in respect of Sections 9(c), 9(d) and 14(l), (iii) the Holder Indemnified Persons in respect of Sections 5 and 14(l), (iv) the ECP Group in respect of Section 10, (v) the Fund Indemnitors in respect of Section 14(l) and (vi) the Non-Recourse Parties in respect of Section 14(m).

(g)                                  Execution and Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile or electronic mail transmission, such signature shall create a valid binding obligation of the Party executing (or on whose behalf such signature is executed)

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the same with the same force and effect as if such signature delivered by facsimile or electronic mail transmission were the original thereof.

(h)                                 Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement, and all claims or causes of action (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), shall be governed by, and construed in accordance with, the internal Laws of the State of Delaware, without reference to the choice of law provisions thereof. All claims, causes of action, suits, actions or proceedings shall be raised to and exclusively determined by the Court of Chancery for the State of Delaware or, if such court disclaims jurisdiction, the U.S. District Court for the District of Delaware or, if such court disclaims jurisdiction, the courts of the State of Delaware, and in each case, any appellate court from any decision thereof, to whose exclusive jurisdiction and venue the Parties unconditionally consent and submit. Service of process in connection with any such claim, cause of action suit, action or proceeding may be served on each Party anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the Parties irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HEREBY WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

(i)                                     Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by Law.

(j)                                    Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the Parties shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the Parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(k)                                 Entire Agreement. This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior contracts or agreements with respect to the subject matter hereof and the matters addressed or governed hereby, whether oral or written.

(l)                                     Priority of Indemnification.  Dynegy hereby acknowledges that each Holder Indemnified Person and Designated Director, and their respective heirs or representatives (each, an “ECP Indemnitee”), may have certain rights to indemnification, advancement of expenses and/or insurance provided by or on behalf of the Controlled Affiliates (collectively, the “Fund Indemnitors”) and that, notwithstanding anything to in this Agreement (including as set

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forth in Section 5 and Section 9(c)):  (i) Dynegy is the indemnitor of first resort and the Fund Indemnitors are the indemnitors of last resort in connection with any claims for indemnification from the ECP Indemnitees, (ii) Dynegy will be required to advance the full amount of expenses incurred by each ECP Indemnitee and will be liable for the full amount of all losses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by Section 5 or Section 9(c), as applicable, without regard to any rights each ECP Indemnitee may have against the Fund Indemnitors, and (iii) the Parties irrevocably waive, relinquish and release the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof.  Notwithstanding anything to the contrary in this Agreement, no advancement or payment by the Fund Indemnitors on behalf of an ECP Indemnitee with respect to any claim for which such ECP Indemnitee has sought indemnification or advancement of expenses from Dynegy will affect the foregoing and the Fund Indemnitors will have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such ECP Indemnitee against Dynegy. The Fund Indemnitors and are express third party beneficiaries of the terms of this Section 14(l).

(m)                             No Recourse. Notwithstanding anything to the contrary that may be expressed or implied in this Agreement, any Delta Document or any other document or instrument delivered in connection herewith, and notwithstanding the fact that Purchaser or its Affiliates or any of its or their successors or permitted assignees may be a partnership or a limited liability company, Dynegy, by its acceptance of the benefits hereof, covenants, agrees and acknowledges that no Person other than Purchaser and, solely to the extent any Controlled Affiliate enters into a writing to be bound by the terms and conditions of this Agreement as contemplated by Section 7(d), such Controlled Affiliate, and its respective successors and permitted assignees shall have any obligation hereunder, and that it has no rights of recovery against, and no recourse hereunder, against, any former, current or future director, officer, agent, advisor, attorney, Representative, Affiliate, manager or employee of Purchaser (or any of its successors or assignees), against any former, current or future general or limited partner, manager, member or stockholder of Purchaser, or any Affiliate thereof or against any former, current or future director, officer, agent, advisor, attorney, Representative, employee, Affiliate, assignee, general or limited partner, stockholder, manager or member of any of the foregoing (collectively, the “Non-Recourse Parties”), whether by or through attempted piercing of the corporate veil, by the enforcement of any judgment or assessment or by any legal or equitable Proceeding, or by virtue of any statute, regulation or other applicable Law, except that, notwithstanding the foregoing, nothing in this Section 14(m) shall limit Dynegy’s rights or remedies (i) under the Purchase Agreement, the Interim Sponsors Agreement or any Delta Document or (ii) under Section 14 to an injunction or injunctions against Purchaser, any Controlled Affiliate and any other Affiliate of Purchaser that is not an individual or limited partner to prevent breaches of this Agreement and to enforce specifically the performance of terms and provisions of this Agreement.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

DYNEGY INC.

By:
Name:
Title:

TERAWATT HOLDINGS, LP

By:
Name:
Title:

[SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT]

Exhibit B

Form of Legal Opinions(1)

The following opinions shall be subject to customary qualifications and assumptions:

1.              Dynegy has the corporate power and authority to execute and deliver each of the Transaction Documents to which Dynegy is a party and to consummate the issuance and sale of the Shares contemplated thereby under the Delaware General Corporation Law.  Based solely on our review of certificates from the Secretary of State of the State of Delaware with respect to Dynegy’s existence and good standing, Dynegy is duly incorporated and is validly existing and in good standing under the Delaware General Corporation Law.

2.              Each of the Transaction Documents to which Dynegy is a party has been duly authorized, executed and delivered by all requisite corporate action on the part of Dynegy under the Delaware General Corporation Law.

3.              Each of the Transaction Documents to which Dynegy is a party constitutes the valid and binding obligation of Dynegy, enforceable against Dynegy in accordance with its terms under the Delaware General Corporation Law.

4.              The Shares have been duly authorized by all requisite corporate action on the part of Dynegy under the Delaware General Corporation Law and, when the Shares are delivered to and paid for by Purchaser in accordance with the terms of the Agreement, will be validly issued, fully paid and nonassessable and free and clear of any preemptive rights or any similar rights arising under the Delaware General Corporation Law or any of the Organizational Documents of Dynegy.

5.              Assuming the accuracy of the representations and warranties of Purchaser in Section 4.06 of the Agreement, the offer, sale and delivery of the Shares to Purchaser in the manner contemplated by the Agreement does not require registration under the Securities Act, it being understood that we do not express any opinion with respect to any subsequent reoffer or resale of any Share.

6.              Neither the execution and delivery by Dynegy of the Transaction Documents to which it is a party nor the consummation by Dynegy of the issuance and sale of the Shares contemplated thereby:  (i) conflicts with the Organizational Documents of Dynegy or (ii) violates any law, rule or regulation of the State of Delaware or the United States of America.

(1)  Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

7.              Neither the execution and delivery by Dynegy of the Transaction Documents to which it is a party nor the consummation by Dynegy of the issuance and sale of the Shares contemplated thereby requires the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of the State of Delaware or the United States of America except for those consents, approvals, licenses and authorizations already obtained and those filings, recordings or registrations already made.